EVEREST REINSURANCE HOLDINGS, INC.

EXHIBIT 10.5

SUBLEASE, EFFECTIVE AS OF FEBRUARY 1, 1997 BETWEEN THE PRUDENTIAL INSURANCE COMPANY OF AMERICA AND EVEREST REINSURANCE COMPANY






                              AGREEMENT OF SUBLEASE

                                     BETWEEN

             THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, SUBLESSOR

                                       AND

                     EVEREST REINSURANCE COMPANY, SUBLESSEE


                   Building Address: Westgate Corporate Center
                                     477 Martinsville Road
                                     Basking Ridge, New Jersey 07938

                                    SUBLEASE
                                    --------

AGREEMENT OF SUBLEASE made as of this 3rd day of December, 1996, by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation with offices at Two Gatewav Center - 17th Floor, Newark, New Jersey 07102 ("Sublessor") and EVEREST REINSURANCE COMPANY, a Delaware corporation with offices at Three Gateway Center, Newark, New Jersey 07102 ("Sublessee").

                                   WITNESSETH:

WHEREAS, pursuant to a lease dated December 17, 1992 between Jared Associates, L.P., as Landlord ("Landlord"), and Sublessor, as Tenant ("Prime Lease"), Landlord leased to Sublessor a portion of the 2nd Floor containing approximately 31,337 rentable square feet, in the building known as Westgate Corporate Center and located at 477 Martinsville Road, Basking Ridge, New Jersey ("Building").

WHEREAS, the Prime Lease has been amended pursuant to:

             (i) First Amendment of Lease, dated as of April 1, 1993, which added 12,108 rentable square feet and 5,876 rentable square feet on the I st Floor, 30,599 rentable square feet on the 3rd Floor and 26,641 rentable square feet on the 4th Floor, and extended the expiration date of the Prime Lease to October 31, 2003;

            (ii) Second Amendment of Lease, dated as of July 8,1993, which added 2 spaces of 3,402 rentable square feet and 1,959 rentable  square  feet on  the  1st Floor to the Premises; and

           (iii) Letter agreement dated March 10, 1994 between Bellemead Management Co., Inc., as Managing Agent, and Sublessor, which confirmed January 3, 1994 as the commencement date for the 3,520 (instead of 3,402) square foot space and January 14, 1994 as the commencement date for the 1,959 rentable square foot space covered under the Second Amendment of Lease, and November 30, 2003 as the expiration date of the Lease.

WHEREAS, Sublessor desires to sublease to Sublessee and Sublessee desires to sublease from Sublessor the entire Premises, containing approximately 112,040 rentable square feet ("Subleased Prernises"), on the terms, covenants and conditions hereinafter provided.

NOW, THEREFORE, Sublessor and Sublessee covenant and agree as follows:

1     Sublease

Sublessor hereby subleases to Sublessee, and Sublessee hereby hires and subleases from Sublessor, the Subleased Premises which the parties acknowledge and agree contain approximately 112,040 rentable square feet for all purposes under the Sublease.

2.    Term

The term ("Term") of this Sublease shall be for six (6) years and ten (10) months and shall commence on February 1, 1997 ("Commencement Date") and shall expire on November 29, 2003 ("Expiration Date"), unless sooner terminated by reason of or pursuant to any provision set forth herein or in the Prime Lease.

3.    Base Rent

Commencing on the Rent Commencement Date (as hereinafter defined) and for the entire Term, Sublessee shall pay Sublessor, as rent for the Subleased Premises, the following annual sums ("Base Rent"), in equal monthly installments in advance on the first day of each month, without setoff or deduction whatsoever:

                                 Annual         Monthly        Annual Base Rent
          Period               Base Rent       Base Rent   Rate Per Rt. Sq. Ft.

           Rent
Commencement Date-06/30/00    $2,548,910.00   $212,409.17         $22.75
07/01/00-11/29/03             $2,829,010.00   $235,750.83         $25.25

Sublessor and Sublessee agree that they have a mutual interest in having the Rent Commencement Date be April 1, 1997 or as soon thereafter as is reasonably practicable. On or before February 14, 1997, Sublessee shall select a Rent Commencement Date and notify Sublessor of that date. The Rent Commencement Date selected by Sublessee shall not be later than May 1, 1997, provided, however, that if the fully executed Consent to Sublease is not received by Sublessee (by Telefax or otherwise) on or before December 13, 1996, the latest possible Rent Commencement Date available to Sublessee shall be extended beyond May 1, 1997 by one calendar week for each whole or partial calendar week which expires between December 13, 1996 and the receipt by Sublessee of the fully executed Consent to Sublease.

4.    Additional Rent

In addition to the Base Rent under paragraph 3 above, Sublessee shall pay Sublessor, as additional rent,

         (a)      "Taxes"  escalation under Article 36 of the Prime Lease, using
                  (i) a "First Tax Year" of the Taxes payable for the calendar year 1997, (ii) a "Tax Year" of calendar year 1998 and each succeeding calendar year thereafter throughout the Term of the Sublease, and (iii) a "Tenant's Occupancy Percentage" of 48.55% (i.e. 112,040 rentable square feet for the Subleased Premises divided by 230,519 rentable square feet contained in the Building);

         (b) Building Operating Costs escalation under Article 36 of the Prime Lease, based upon (i) a First Operating Year of calendar Year 1997, (ii) an Operating Year of calendar year 1998 and each calendar year thereafter throughout the Term of the Sublease, (iii) a "Tenant's Occupancy Percentage" of 48.55% (i.e. 112,040 rentable square feet for the Subleased Premises divided by 230,519 rentable square feet contained in the Building); and

         (c) Electric current for all of Sublessee's electric current requirements for light and power used in connection with Sublessee's operations within the Subleased Premises, in accordance with Article 40, ELECTRIC CURRENT of the Prime Lease.

5.      Late Charges

In the event that Sublessee shall fail to pay Base Rent or any additional rent within five (5) days after its due date, Sublessee shall pay an automatic late charge to Sublessor of $.05 for each dollar overdue. In addition, in the event that Sublessee shall fail to pay Base Rent or any additional rent within thirty
(30) days after its due date, then from and after the thirty-first (31st) day until the date Sublessee finally pays the Base Rent or additional rent, Sublessee shall pay Sublessor an additional late charge at the rate of fifteen (I5%) percent per annum with respect to the delinquent amount. Such late charges shall be deemed additional rent for all purposes under this Lease.

6.      Use

Sublessee shall use and occupy the Subleased Premises for the purposes permitted under, and in a manner consistent with, the provisions of the Prime Lease.

7.      Condition of Subleased Premises

Sublessee acknowledges that Sublessee is hiring the Subleased Premises in "as is" condition. In making and executing this Sublease, Sublessee has not relied upon or been induced by any statements or representations of any person with respect to the physical condition of the Subleased Premises, except as set forth in the Certificate of Tenant attached hereto as Exhibit A and made a part hereof. Sublessee has relied solely on such investigations, examinations and inspections as Sublessee has chosen to make. Sublessee acknowledges that Sublessor has afforded Sublessee the opportunity for full and complete investigation, examination and inspection of the Subleased Premises.

8.        Subordination

Sublessor and Sublessee agree that this Sublease is, and shall be, subject and subordinate to all of the terms, covenants and conditions of the Prime Lease, and to the matters to which the Prime Lease shall be subordinate.

9.       Incorporation of Prime Lease Terms

The terms, covenants and conditions contained in the Prime Lease are hereby incorporated herein and shall, as between Sublessor and Sublessee, constitute the terms, covenants and conditions of this Sublease, except to the extent set forth below. As between the parties hereto, Sublessor agrees to observe and perform the terms, covenants and conditions on its part to be observed and performed hereunder and Sublessee agrees to be bound by the provisions of the Prime Lease and to keep, observe and perform the terms, covenants and conditions on its part to be kept, observed and performed hereunder as well as those applicable terms, covenants and conditions to be observed and performed by Sublessor as Tenant under the Prime Lease with respect to the Subleased
Premises. The remedies of the parties, as Sublessor and Sublessee hereunder, shall be the same as the respective remedies of the Landlord and the Tenant under the Prime Lease with respect to the Subleased Premises. Sublessee shall in no case have any rights with respect to the Subleased Premises greater than Sublessor's rights as Tenant under the Prime Lease, and Sublessor shall have no liability to Sublessee for any matter or thing for which Sublessor does not have co-extensive rights as Tenant under the Prime Lease.

The following terms, covenants, provisions and conditions of the Prime Lease, and the rights and obligations of Sublessor thereunder, do not apply to, and shall not be a part of, this Sublease:

                     ARTICLE                                               PAGE

Original Lease

                  Minimum Rent
                  Schedule...................................................1
                  24. Failure To Give
                  Possession.................................................4
                  28. Bills and
                  Notices....................................................4
                  34. Security...............................................5

Rider To Original Lease:
             Article                                                       Page

36.    Definitions; Demised Premises; Adjusted
Minimum Rent (3 6.1 (2), (3), (4), and
(7)............................................................................1
64.   Landlord's Work; Landlord's Work
Letter........................................................................20
65.   Renewal
Option........................................................................22
67.   Relocation
Allowance.....................................................................24
69.   Additional Lease
Inducement....................................................................24
70.   Satellite
Antenna.......................................................................25
71.   Restriction on Certain Prospective
Tenants.......................................................................25
73.   Right of First or Second
Offer.........................................................................26

First Amendment of Lease:
Article                                                                   Page


5.....................................................................3 & 4

7.........................................................................5

9.....................................................................5 & 6

10........................................................................6

11........................................................................6

12....................................................................6 & 7

14........................................................................7

15........................................................................7

16....................................................................7 & 8

17........................................................................8

Second Amendment of Lease:
Article Page


5..........................................................................3

7..........................................................................3

9..........................................................................4

10.........................................................................4

11.........................................................................4

12.....................................................................4 & 5

13.........................................................................5

14.........................................................................5

15.........................................................................5

10.      Mutual Indemnification

(a) Sublessee shall not do or permit to be done any act or thing in or with respect to the Subleased Premises which will constitute a breach or violation of any of the terms, covenants or conditions of the Prime Lease which pertain to the Subleased Premises. Sublessee shall indemnify, defend and hold harmless Sublessor from and against all claims, losses, costs, expenses (including reasonable attomey's fees), damages and liability, which Sublessor may pay or incur by reason of (i) any breach or default by Sublessee under this Sublease or the Prime Lease, (ii) any work done in or to the Subleased Premises by Sublessee or its servants, employees or contractors or subcontractors, (iii) any act, omission, negligence or other fault on the part of Sublessee or its servants, employees, agents, contractors, subcontractors, invitees or licensees, or (iv) any accident, injury or damage whatsoever to any person, firm or corporation occurring during the Term in the Subleased Premises.

(b) Sublessor shall indemnify, defend and hold harmless Sublessee from and against all claims, losses, costs, expenses (including reasonable attomey's fees), damages and liability, which Sublessee may pay or incur by reason of (1) any breach or default by Sublessor under this Sublease or Prime Lease, or (2) any act, omission, negligence or other fault on the part of Sublessor or its servants, employees, agents, contractors, subcontractors, invitees or licensees during the term of this Sublease.

11.    Liability Insurance

At all times during the Term, Sublessee shall, at its own cost and expense, provide and keep in force for the benefit of Sublessee and Sublessor, comprehensive general liability insurance against claims for bodily injury, death or property damage occurring in, on or at the Subleased Premises, with limits as specified in the Prime Lease. 'The insurance to be provided and kept in force hereunder by Sublessee shall include Sublessee, as insured and Sublessor and Landlord, as additional insureds. Said policy shall be obtained by Sublessee and certificates thereof delivered to Sublessor at least ten (IO) days prior to Sublessee (including its agents, employees and contractors) entering the Subleased Premises prior to the Commencement Date. Said policy shall be for a period of not less than one year and shall contain a provision whereby the same cannot be materially changed or cancelled unless Sublessor is given at least thirty (30) days' written notice of such material change or cancellation. Sublessee shall obtain and pay for renewals of such insurance from time to time at least thirty (30) days before the expiration thereof, and Sublessee shall promptly deliver certificates thereof to Sublessor. Any insurance required to be provided by Sublessee pursuant to this Sublease may be provided by blanket insurance covering the Subleased Premises and other properties of Sublessee upon condition that (i) the amount of the insurance allocated to the Subleased Premises shall be such as to furnish in protection the equivalent of separate insurance inthe amounts herein provided,(ii)such blanket insurance complies with all of the other requirements of this Sublease and isacceptable to the Sublessor and the Landlord, and (iii) certificates of such insurance are delivered to Sublessor and Landlord. Sublessee shall obtain and pay for insurance on its personal property.

12.    Assignment and Subletting

Sublessee shall not, by operation of law or otherwise, assign, mortgage, pledge or encumber this Sublease, or sub-sublease all or any part of the Subleased Premises, without the prior written consent of Landlord under Article 48. Assignment and Subletting of the Prime Lease and Sublessor in each instance.

In the event Landlord and Sublessor consent to an assignment of this Sublease or a sub-sublease of all or a portion of the Subleased Premises, Sublessee shall pay Sublessor fifty (50%) percent of the amount, if any, by which the rent, additional rent and other amounts received by Sublessee under the assigrunent or sub-sublease exceed the Base Rent and additional rent payable by Sublessee under this Sublease.

13.    Alterations

Sublessor shall not perform any additions, alterations and improvements to the Subleased Premises, or any part thereof, without the prior written consent of Landlord and Sublessor and otherwise in full compliance with all of the applicable terms, covenants and conditions of the Prime Lease.

14.    Approvals

In any instance where the approval or consent of Sublessor is required hereunder, such consent or approval shall not be unreasonably withheld or delayed, However, any refusal by Sublessor to consent or approve any matter or thing requested by Sublessee shall be deemed reasonable if, inter alia, Landlord has refused to give consent or approval thereto whenever such consent or approval is necessary under the Prime Lease.

15.    Notices

Any notice, demand, bill, invoice, statement or communication which either party may desire or be required to give to the other in connection with this Sublease shall be in writing and shall be deemed to have been sufficiently given if sent by (i) Certified or Registered Mail, Return Receipt Requested, or (ii) a nationally recognized overnight courier, such as Airborne Express, Federal Express or United Parcel, to such other party at its address set forth below:

Sublessor:          The Prudential Insurance Company of America
                    Two Gateway Center - 17th Floor
                    Newark, New Jersey 07102
                           Attention:       Corporate Real Estate

With a copy to:            Enterprise Legal Services
                           The Prudential Insurance Company of America
                           Two Gateway Center - 17th Floor
                           Newark, New Jersey 07102
                                   Attention:       Michael J. Hughes
                                                    Assistant General Counsel

Sublessee:

Prior to Rent Commencement Date:

                             Everest Reinsurance Company
                             Three Gateway Center
                             Newark, New Jersey 07102
                                    Attention:       Robert P. Jacobson
                                                     Senior Vice President and
                                                     Chief Financial Officer


From and after Rent Commencement Date:

                             Everest Reinsurance Company
                             477 Martinsville Road
                             Liberty Comer, New Jersey 07938
                                     Attention:      Robert P. Jacobson
                                                     Senior Vice President and
                                                     Chief Financial Officer

Each such bill, invoice, statement, notice or communication shall be deemed to have been delivered on the date when the original of same is received.

16.    Time Limits

The time limits, if any, set forth in the Prime Lease for the performance of any act or the making of any payment are, for the purposes of this Sublease, changed so that the time of Sublessee in a particular case hereunder to do or perform any act or make any payment shall be three days less than the time of Sublessor as tenant under the Prime Lease, to do so in such case.

17.     Services

Sublessee shall be entitled to receive all of the services pertaining to the Subleased Premises which Sublessor is entitled to receive under the Prime Lease. Sublessee recognizes that such services are to be supplied by Landlord and not by Sublessor. In the event that Landlord shall fail to supply such services or shall refuse to comply with any of the provisions of the Prime Lease insofar as they affect Sublessee's occupancy of the Subleased Premises, Sublessor shall, at the written request of Sublessee, request Landlord to so comply and if Landlord shall fail or refuse to do so then, to the extent permitted by the terms of the Prime Lease, Sublessee shall have the right to exercise, in its own name and in the name of Sublessor, all of the rights to enforce performance on the part of Landlord as are available to Sublessor, provided that the same shall be without cost, expense or liability to Sublessor. Sublessor shall be under no liability to Sublessee in the event of the failure by Landlord to supply any services, unless the same is due to the fault of Sublessor.

18.     Landiord's Consent and Other Contingencies

This Sublease is contingent on the execution of (a) a Consent to Sublease by Landlord, (b) a Certificate by Tenant in the form attached hereto and (c) a sublease, in a form acceptable to Tenant and Sublessee, and the lessor's consent thereto, with respect to the furniture referred to in Article 26 ("Furniture Sublease"). The Certificate by Tenant and Furniture Sublease shall be executed simultaneously with this Sublease. At Sublessee's option, this Sublease shall be null and void if an acceptable Consent to Sublease is not executed within 60 days after the date of the execution of this Sublease. At Sublessee's option, this Sublease shall be null and void if the Lessor under the Master Furniture Lease does not execute a consent to the Furniture Sublease within 30 days after the date of the execution of this Sublease. If this Sublease is voided as a result of the failure to obtain the Lessor's consent to the Furniture Sublease within 30 days after the execution of this Sublease, Sublessor shall pay to Sublessee as liquidated damages the sum of any and all costs specifically allocable to Sublessee's preparations for taking possession of the Subleased Premises, including but not limited to the cost of design and/or construction services related to Sublessee's anticipated improvements and any cancellation penalties which may apply to equipment or service contracts entered into by Sublessee with other vendors. Such liquidated damages shall be documented by Sublessee within 30 days after the voiding of this Sublease and payable by Sublessor within 20 days thereafter.

19.     Brokerage

Sublessee warrants and represents to Sublessor that in connection with this Sublease, Sublessee has dealt with no brokers other than Commonwealth Advisors (represented by Hayes B. Clark and Michael S. Schmidt) and Sublessee shall indemnify, defend and hold Sublessor harmless (including the payment of attomey's fees) from any claim of any other broker that Sublessee had, or is alleged to have had, dealings with concerning this Sublease. Sublessor will pay Commonwealth Advisors a fee in accordance with the terms of a separate agreement. Sublessee shall not have any obligation to Commonwealth Advisors with respect to this Sublease.

20.     Termination of Prime Lease

If for any reason whatsoever the term of the Prime Lease shall be terminated prior to the expiration date of this Sublease, this Sublease shall thereupon be ipso facto terminated and Sublessor shall not be liable to Sublessee by reason thereof, unless said termination shall have been effected because of a default on the part of Sublessor as Tenant under the Prime Lease which was not the result of a default by Sublessee.

21.     Captions

The captions in this Sublease are used for convenience and reference only and are not to be taken as part of this Sublease or to be used in determining the intent of the parties or otherwise interpreting this Sublease.

22.     Successors and Assigns

This Sublease shall be binding upon and inure to the benefit of Sublessor and Sublessee and their respective successors and permitted assigns.

23.      Miscellaneous

(a) Sublessor represents that the copy of the Prime Lease attached hereto as Exhibit B is a true, full and complete copy of the Prime Lease.

(b) Sublessor represents that: (i) Sublessor has not received a notice of termination of the Prime Lease; and (ii) Sublessor shall not enter into any agreement that will modify or amend the Prime Lease so as to increase or materially affect the obligations of Sublessee pursuant to this Sublease, or adversely affect Sublessee's right to use and occupy the Subleased Premises or any other rights of Sublessee pursuant to this Sublease.

(c) This Sublease is subject to all of the terms and conditions of the Prime Lease and in the event of termination of the Prime Lease for any reason whatsoever or of the surrender of the Prime Lease whether voluntary, involuntary or by operation of law, prior to the expiration date of this Sublease, including extensions and renewals of the term thereof, Sublessee agrees to make full and complete attornment to Landlord for the balance of the term of this Sublease, at the option of Landlord at any time during Sublessee's occupancy of any portion of the Subleased Premises, which attomment shall be evidenced by an agreement in form and substance satisfactory to Landlord, which Sublessee agrees to execute and deliver at any time within ten (10) days after request of Landlord, its successors and assigns. Sublessee waives the provisions of any law now or hereafter in effect which may give Sublessee any right of election to terminate this Sublease or to surrender possession of the Subleased Premises in the event any proceeding is brought by Landlord under the Prime Lease to terminate the Prime Lease.

24.      Security Deposit (Intentionally Omitted)

25.      Sublessor's Contribution

Sublessor agrees to contribute One Million One Hundred Twenty Thousand Four Hundred and 00/100 ($1,120,400.00) Dollars toward Sublessee's costs in connection with the Sublease. Sublessor agrees to pay Sublessee the $1,120,400.00 contribution in lump sum, within twenty (20) days after the occurrence of the Rent Commencement Date under Article 3 above.

26.      Furniture Sublease

a) This Sublease is being executed and delivered simultaneously with the execution and delivery of the Furniture Sublease between Sublessor and Sublessee covering the furniture leased to Sublessor by Tokai Financial Services, Inc. under the Master Lease Agreement dated July 19, 1993. Sublessee shall not be obligated to pay Sublessor any sublease rent for the use of the furniture under the Furniture Sublease but otherwise, Sublessee shall comply with all of the terms, covenants and conditions contained in the Master Lease Agreement.

b) Provided that Sublessee is not in default under this Sublease at the time, Sublessee shall be entitled to exercise Sublessor's option to purchase the furniture under the Master Lease Agreement from the lessor thereof at the end of the term of the Master Lease Agreement. At anytime prior to the expiration of this Sublease, if requested by and subject to the direction of Sublessee, Sublessor shall use its best efforts in assisting Sublessee to negotiate a purchase price for the furniture covered under the Furniture Lease with the lessor thereof.

27.     Non-Disturbance Agreements

Sublessor hereby agrees to use its best efforts to obtain a Non-Disturbance Agreement from Landlord, in substantially the form of paragraph 1 of the Consent To Sublease annexed hereto as Exhibit C and made a part hereof. Also, Sublessor hereby agrees to use its best efforts to obtain a Non-Disturbance Agreement from the existing mortgagee of the Building, in a form reasonably acceptable to Sublessee. Sublessee agrees to pay any legal or other standard charge imposed by Landlord and the mortgagee in connection with the Non-Disturbance Agreements.

28.     Early Access

Sublessor hereby grants Sublessee access to the Subleased Premises prior to the Commencement Date in order to perform its tenant improvement work and install Sublessee's telephone equipment, furniture, office equipment and other personal property in the Subleased Premises. Such early access to the Subleased Premises shall be upon and subject to all the terms and conditions contained in the Prime Lease and this Sublease, except that Sublessee shall not be obligated to pay any Base Rent or additional rent during said period prior to the Commencement Date. The schedule of access to the Subleased Premises is annexed hereto as Exhibit D and made a part hereof. Sublessor agrees to deliver possession of each area of the Subleased Premises on the scheduled access date, free of occupants and office furnishings except for the furniture covered by the Furniture Sublease.

IN WITNESS WHEREOF, this Sublease has been executed as of the day and year first above written.


ATTEST:                             SUBLESSOR:
                                    THE PRUDENTIAL INSURANCE COMPANY OF AMERICA




By:____________________________   By:___________________________________
        Michael J. Hughes                     Victor A. Castellano
        Assistant Secretary           Vice President, Strategic Procurement

ATTEST:                                     SUBLESSEE:
                                            EVEREST REINSURANCE COMPANY


By:______________________________   By: __________________________________
         James H. Foster                          Robert P. Jacobson
       Assistant Secretary                    Senior Vice President and
                                               Chief Financial Officer

                                    EXHIBIT A
                              CERTIFICATE BY TENANT
TO:  Everest Reinsurance Company
THIS IS TO CERTIFY THAT:

         1 . Under that certain lease dated December 17, 1992 (the "Prime Lease")covering premises located at 477 Martinsville Road, Basking Ridge, New Jersey, said premises being more particularly described in the Prime Lease and attachments thereto, which are incorporated herein (the "Premises"), New Valley Corporation, as successor in interest to Jared Associates, L. P., is Landlord ("Landlord") and The Prudential Insurance Company of America ("Prudential') is Tenant.

         2. The Prime Lease has been modified by First, Second, Third and Fourth Amendments. The Prime Lease has not otherwise been modified, changed, altered, or amended in any respect, is the only lease between the Landlord and Prudential affecting said Premises, and represents the entire agreement between the parties as to the Premises. Prudential shall not consent to any further modifications of the Prime Lease without the prior written consent of Everest Reinsurance Company ("Everest").

         3. Prudential has accepted and now occupies the Premises; the Lease term began in 1993; the rent for the Premises (including Adjusted Minimum Rent and any other charges due from Prudential to the Landlord under the Prime Lease) has been paid from the Rent Commencement Date set forth in the Prime Lease to and including the date of the execution of this Certificate; and there has been no prepayment of rent or other monies due or to become due under the Prime Lease more than one month in advance. The term of the Prime Lease expires on November 30, 2003, subject to Prudential's option to renew the term for period of five years.

     4. To the best of Prudential's knowledge: (i) neither Landlord nor Prudential is in default under the Prime Lease and neither Landlord nor Prudential has received any notice of default by the other party; (ii) there are no circumstances existing which with notice and/or the passage of time would constitute a default by either the Landlord or Prudential thereunder; (iii) the Prime Lease is in full force and effect; (iv) the representations contained in Article 66 of the Prime Lease remain accurate; (v) Prudential is entitled to no offset or deduction or reduction in rent; and (vi) there are no defenses, setoffs or counter-claims by Prudential against the Landlord under the Prime Lease. To the best of Prudential's knowledge, the Landlord has fully inspected the improvements on the Premises and found same to be as required by the Prime Lease, in good order and repair.

         5. Prudential has no knowledge of any assignment, hypothecation or pledge of the Prime Lease.

         6. This Certificate is made by Prudential to induce Everest to accept a sublease of the Premises from Prudential, knowing that Everest is relying upon the truth of this Certificate as to same. This Certificate shall inure to the benefit of Everest and Rs successors and assigns and shall be binding upon Prudential and Rs successors and assigns.

Executed this 3rd day of December, 1996

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

Tenant



By:____________________________________________
         Michael H. Baumann, Vice President

                          STANDARD FORM OF OFFICE LEASE

         AGREEMENT OF LEASE, made as of this 17th day of December, 1992, between JARED ASSOCIATES, L.P., a New Jersey limited partnership, having an office c/o Bellemead Management Co., Inc., 280 Corporate Center, 4 Becker Farm Road, Roseland, New Jersey 07068 (the "Owner" or "Landlord"), and THE PRUDENTIAI.
INSURANCE COMPANY OF AMERICA, a New Jersey corporation, having an address at Prudential Plaza, Newark, New Jersey 07101 (the "Tenant").
         WITNESSETH: Landlord hereby leases to Tenant and Tenant hereby hires from Landlord a portion of the second (2nd) floor of a certain office building located at 477 Martinsville Road, Basking Ridge, New Jersey (the "Premises" or "Demised Premises" or "demised premises") , more particularly shown upon the Rental Plan annexed hereto and made a part hereof as Exhibit "A", for a term commencing and terminating as set forth in Article 37 of the Rider to Lease.
                                The annual rental rate ("Minimum Rent") for the
Premises shall be as follows:

     Lease Months       Rent P/s/f       Annual                  Monthly

        1-12              $18.50           $579,734.50         $48,311.21
       13-24               19.50            611,071.50          50,922.63
       25-36               20.50            642,408.50          53,534.04
       37-48               21.50            673,745.50          56,145.46
       49-60               23.50            736,419.50          61,368.29
       61-120              24.50            767,756.50          63,979.71

     All payments of Minimum Rent due hereunder shall be payable on the first day of each calendar month in equal monthly installments during the term of this Lease. Installments of Minimum Rent payable hereunder shall be paid at the office of Landlord or at such other, place as Landlord may designate from time to time by written notice to Tenant hereunder, without setoff or deduction whatsoever except as expressly stated herein to the contrary.

     THE PARTIES HERETO, FOR THEMSELVES, THEIR HEIRS, DISTRIBUTEES, EXECUTORS, ADMINISTRATORS, LEGAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS, HEREBY COVENANT AS FOLLOWS:

   Rent l.-j ".@ *QttL 43 aoouve &nu an neresnatter,l  Occupancy
        2. Tenant shall use and occupy detw&ed premises forg*4 services and for no other purpose.

  Tenant  3. Tenant d" make no changes in or to the
  Alterations            demised promises of any nature which cost in excess of
  $5,000 without Owner's prior written consent, which consent, in the came of non-ottuctumi alterations only, shall not be unreasonably withhold or delayed. Subject to the prior written consent of Owner, and to the p@isions of this article, Tenant at Tenant's expense, may make 'alterations, installations, additions or improvements which are non-amctumi and which do not affect utility services or plumbing and electrical lines, in or to the interior of the d@sed premises by using contractors or mechanics first approved by Owner. Tenant shall, before making any alterations, additions, installations or improvements, at its expense, obtain all permits, approvals and c@ficates required by any govemmonmi or quasi-govemnicaw bodies and (upon completion) certificates of final approval thereof and ahall deliver proupdy duplicates of all such permits, approvals and certificates to Owner and Tenant agrees to carry and will cause Tenam's contractors and sub-contncton to carry such workman's compensation, general liability, personal and property damage insurance as Owner may reasonably require. Tenant sWI be obligated to provide Owner with '@uilt' drawings for any alterations made to the de@ed premises. If any mechanic's lien is filed against the domised premises, or the building of which the sann forms a part, for work claimed to have been done for, or materials fijmishad to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within sixty days thereafter, at Tenant's expense, by filing a bond or by any other binding method in accordance with applicable laws. Owner shall advise Tenant at the time of approval for any improvement whether said iniprovenwnt must be removed at the expiration of the lease term. All fimras and all paneling, cables, telephones wires, partitions, raffins and l@ installations, @ed in the premises at any fim either by Tenant or by Owner in Te=nt's behalf, iW, upon installation, beconw the property of Owner " &W remain upon and be surrendered with the demised premises unless Owner, by the above-mforenced notice to Tenant has elected to relinquish Owner'* tight dntvto and to have them removed by Tenan4 in which event the same shall be removed from the premises by Tenant prior to the expiration of the lease, at Tenant's expense. Nothing in this Article dmff be commed to give Owner tide to or to prevent Tonant's removal of trade f@res, moveable office furniture and equipment, but upon removal of any such from the prenises or upon removal of other Dilations as may be required by Owner, Tenant shaff immediately and at its expense, repair and restore the premises to die condition existing prior to installation and repair any damage to the dendsed premises or the building due to such removal. All property permitted or required to be removed, by Tenant at the end of the term remaining in the premises after Tenant's removal dW be deemed abandoned and may, at die election of Owner, either be retained as Owner's property or nay be mnwved from the pressure by Owner, at Tonant's expense.

 Maintenance     4.      Tenant shall, @ghout the. term of this lease,
  and                       take       good cam of the d@sed promises and the
  Re@                    f'u=ms and appurtenances therein.  Tenant shall be
   responsible for all damage or injury to the d@sed pretenses or any other part of the building and the systems and equipnwnt thereof, whether requiring structural or nonmctumi repairs caused by or resulting from the negligence or intentional act of Tenant, Tenant's gubtenants.
agents, "loyces, inviwes or licensees, or which &rise out of any work, labor, service or equipment done for or supplied to Tenam or any subtenant or arising out of the installation, use or operation of the property or equipment of Tenant or any subtenant other than the actions of Owner or Owner's contractors. Tenant shall also repair all danuge to the building and the devised premises caused by @ moving of Tenant's fixtures, furniture and equipment. Tenant shall promptly nuke, at Tenam's expense, all repairs in and to the demised premises for which Tenant is responsible, using only a contractor for the trade or trades in question, reasonably acceptable to both Owner and TenaM. Any other repairs in or to the building or the facilities and systems thereof for which Tenant is responsible shall be performed by Owner at the Tenant's expense; provided, however that for any non-emergent repair in ex-Wess of $5,000, Tenant may upon notice to Owner require for Owner to have that particular item competitively bid. Owner shall maintain in good working order and repair the exterior and the structural portions of the building, including the structural portions of its de@sed premises, and the public portions of the building interior and the building plumbing, electrical, heating and ventilating systenn (to the extent such systems presently exixt) serving the de@sed premises. Tenant agrees to give prompt notice of any defective condition in the promises for which Owner may be responsible hereunder. When entering the derniwa premises for the purposes of undertaking repairs Owner shall use reasonable efforts to iwnimize interference with Tenant's business. 7bere &hall be no allowance to Tenant for diminution of rental value and no liability on the pat% of Owner by mason of inconvenience, umymwe or Wury to business arising from Owner or others making repairs, alterations, additions or improvements in or to any portion of @ building or the d@nd premises or in and to the fixwres, appurtenances or equipment thereof. h Is specifically agreed that Tenant shall not be entitled to any setoff or reduction of rera by reason of any failure of Owner to comply with the covenants of thin or any other article of this Uaso. Tenant agrees that Tenant's sole remedy at law in such instance will be by way of an action for danuges for breach of contract. The provisions of this Axdcie 4 shall not apply in the case of fire or other casualty which are dealt with in
Article 9 hereof.


Window  5. Tenant will not clean nor require, permit, Clegn'no suffer or allow any window in the dcrwsed premises to
                  be clearwd from the outside.

R  eats of          6.           Prior to the conunencentent of the lease term,
 Law, Fln                      iftenant  is then in possession, and at all times
thereafter,
          o         Tenant, at Tenant's sole cost and expense, shall promptly
Floor Loads                convly with all present and future laws, orders and
regulations of all state, federal, municipal and local governments, departments, conunissions and boards and any direction of any public oflrtcer pursuant to law, and all orders, rules and regulations of any body which shall impose any violation, order or duty upon Owner or Tenant with respect to the de@sed premises, whether or not &rising out of Tenant's use or manner of use thereof, (including Tenant's permitted use) or, with respect to the building if arising out of Tenant's use or manner of use of the premises or the building (tmluding the use permitted under the lease). Owner represents that the building and de@sed promises oW comply with all legal requimnwnts as of the conunencement date of this lease. In addition, Owner covenants that the building sW continue to comply with all legal mquimmenu during the tem of this Lean, including the. Americans with Disabilities Act. Nothing herein shall require Tenant to make structural repaim or alterations unless Tenant has, by its manner of use of the d@sed premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant u%ay, after securing Owner to Owneir's satisfaction against all dan-Ages, interest, penalties and expenses, contest and appeal any such laws, ordinances, orders, rules, regulations or requirements provided same is done with all mmnable promptness and provided such appeal sW not subject Owner to prosecution for a criminal offense or constitute a defauk under any lease or w,agiga,ge under which Owner may be obligated, or cause the dentised premises or any part thereof to be condemned or vacated. Tenant shall mg do or permit any act or thing to be done in or to the deraind premises which is contrary to law, or which will invalidate or be in conflict with public liability, rim or other policies of insurance at any time carried by or for the benefit of Owner with respect to the doniised premises or @ building of which the d@sed premises form a part, or which shall or n-dght subject owner to any liability or mwonsibility to any person or for property danuge. Tenant shall not keep anything in the deniised premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire @rance Rating 0 tion or other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the premises in a r which will increase the insurance rate for the building or any property located therein over that in effect prior to the conunenceniont of Tenant's occupancy. Tenant WWI pay all costs, expenses, fines, penalties, or damages, which may be imposed upon Owner by mason of Tenent's failure to comply with the provisions of this article and if by reason of such failure the fire insurance rate shall, at @ beginning of this lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which @ have been charged because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or 'make-up' of rate for the building or dciwsed premises issued by any body making fire insurance rates applicable to said p.--rnis--s shall be cc=lusive evidence of tile facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place a load upon any floor of the den-tised premises exceeding @ floor load per square foot area which it was designed to carry and which is allowed by law. The Owner represents that the floor load is 100 pounds per square foot with live load reduction and with other BOCA permitted reductions. Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Owner's reasonable judgement, to absorb and prevent vibration, noise and annoyance.

Sabo@tion              7.     (a) This lease is subject and subordinate to all
ground or underlying leases and to all mortgages which may now or hereafter affect such leases or die real property of which demised pmadses am a part and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-opcmtive and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the de@sed premises are a part. In confirmation Of such subordination, Tenant shall execute promptly any cettificat* that Owner nuy reasonably request.

                       (b) Owner shall deliver the building mortgagee,'s executed subordination and atto ot agmnwnt to the Tenant wi@ thirty (30) days from the date hereof. If Owner fails to deliver the executed subordination and attornment agreement within the above mated thirty (30) day period, Tenant shall have the single option of terminating this lease within ten (10) days after the expiration of the thirty (30) day period, time being of the essence. Tenant agrees to Co) execute and deliver to such mortgagee a nondisturbance and attomment agreement in form and substance reasonably satisfactory to and customarily adopted by such mortgagee and (ii) reimburse Owner for all reasonable expenses incurred by Owner from nonaffiliated third parties in connectionthemwith, including legal expenses. Owner mpmsents that it is the fee owner of the building of which the deniised preniiscat forms a part.

Property-                8. Owner or its agents @U not be liable for any
Loss, Damage,            damage to property of Tenant or of others c
Reimbursement,           to ensployces of the building, nor for Ion of or
IndemWty                 damage to any property of Tenant by theft or otherwise,
nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the negligence or intentional acts of Owner, its agents, servants or *nvioyets. Owner or its agents will not be liable for any such damage caused by other tenants or persons in, upon or about said building or caused by operations in construction of any private, public or quasi public work. Tenant shaft indemnify and save harmless Owner against and from all liabilities, obligations, damages, parmities, ciaims, costs @ expenses for which Owner shall not be reimbursed by insurance, including reasonable attorneys fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant's agents, contractors, enwioyces, invitfts, or licensees, of any covenant or condition of this lease, or the negligence or intentional acts of the Tenant, Tenant'@ agents, contractors, employees, invi@ or licensees. Tenant's liability under this lu" extends to the acts and omissions of any sub-wnant, and any agent, contractor, employee, invite* or licenum of any @-tenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant's expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be u nobly wi@id.

    D         on, Fim  9. (a) if the d@sed promises or any pain thereof shall
and Other                be damaged by fire or other casualty, Tenant
C@ty                     sW give immediate notice thereof to Owner and t h i 9
lease shall  continue in full fome and effect except as  hereinafter  set forth.
(b) If the d@sed premises am partially damaged or rendered partially unusable by fire or other casualty, the damages thereto d" be repaired by and at the expense of Owner and the rent, until such repair @ be substantially completed, shall be apportioned fiom the day following the casualty according to the part of the premises which is usable. (c) If the d@wd premises am totally damaged or rendemd wholly unusable by fire or other casualty, then the rent shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the promises shall have been repaired and restored by Owner, subject to Owner's right to elect not to restore the same as hereinafter provided. (d) If fifty percent (50 %) or mom of the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events, owner may elect to terminate this lease by written notice to Tenant, given within 30 days after such fire or casualty, specifying a date for the expiration of the lease, which date shall not be mom than 60 days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date net forth above for the termination of this least and Tenant @li forthwith quit, surrender and vacate the premises without prejudice however, to Landlord's rights and mmedies against Tenant umkr tht. lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and any payments of rent rtiade by Tenant which were on account of any period subsequent to such date sW be mturtwd to Tenant. In addition, if Owner determines that the time required to rebuild the building will exceed six (6) months, Owner shall notify Tenant of said determination @ Tenant @ll have the right to te@nate, this Lease within thirty (30) days after receipt of Owner'$ notice, time being of the essence. Failure of Tenant to timely deliver a thirty (30) days notice of termination shall be conclusively deemed to be an express election by Tenant to waive Tenant's right to terminate the Lease as provided in this Article 9. Unless Owner or Tenant shall serve a termination notice as provided for herein, Owner shall make the mpairs and restorations under @ conditions of (b) and (c) hemf, with all reasonable expedition, subject to delays due to adjustment of insurance clainn, labor troubles and causes beyond Owner's reasonable control. After any such casualty, Tenant shall cooperate with Owner's restoration by removing from the premises as promptly as reasonably possible, all of Tenant's salvageable inventory and movable equipment, furniture, and other property. Tenant's liability for rent shall resume five (5) days after written notice from Owner that @ premises am substantially ready for Tenant's occupancy. In the event Ci) the d@sed prenises &Ml[ be damaged by fire or other casualty during the term and Tenant &WI be unable to use the deewsed preniises as a result of such damage, and (ii) Owner shall not exercise the right to terminate this Uase and shall, accordingly, be obligated to repair any such damage pursuant to the provisions hemof, and (iii) Owner shall have failed to repair such damage within six (6) months after the date of such fire or other casualty, as such period shall be extended by @ number of days that Owner is delayed in completing such restoration by any cause or factor beyond Owner's reasonable control. including, but not limited to, Tenant's failure to cooperate with Owner, strikes or other labor disputes, accidents, orders or regulations of any Federal, State, County or Municipal Authority, delays due to adjustnwnt of insurance claims, lack of availability of nuterials, parts or utility services, acts of @, rire, earthquake, floods, explosion, action of the elements, war, hostilities, invasion, insurrection. riot, mob violence, sabotage, cr by mason of any other cause. whether si@ar or not to the foregoing, that is beyond the reasonable control of Owner, (such six (6) month period as so extended is mfeffed to as the *Rextomtion Period'), then, in such event, Tenant shall have a one time option to give the Owner, within thirty (30) days next following the expiration of the Restoration Period, time being of the essence, a ten (10) day notice of termination of this Lease and upon the expiration of said ten (10) days, this Lease and the term thereunder shall end and expire as fully and completely as if the expiration of such ten (10) day period were the day herein definitely Fixed for the and and expiration of this Lease and the term thereof and Tenant sh&U then quit and surmnder the d@sed promises to Owner but Tenant shall remain liable through and including the date of such damage as provided in this laase. Failure of Tenant to timely deliver a ten (10) day notice of termination @U be conclusively deemed to be an express election by Tenant to waive Tenant's right to terminate the Lease as provided in this Article 9. Notwithstanding anything to the contrary contained herein, in @ event rifty percent (50%) or mom of the deniised premises are destroyed during the last two (2) years of the initial lease term, Tenant shall have the absolute right to terminate this lease upon thirty (30) days notice to Owner. (a) Nothing contained heminabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casmlty. Notwithstanding the foregoing, each patty shall look First to any insurance in its favor before making any claim against the other party for recovery for loss or danuge resulting from tire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery against the other or any one claiming through or under each of them by way of irubrogation or otherwise. Tenant acknowledges that Owner will not carry insurance on Tomm's furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that @r will not be obligated to repair any damage thereto or replace the same.

                @2'nent    10.  If the whole or any part of the dernised
Domain premises dWi be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of tide vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease and assigns to Owner, Tenant's entire interest in any such award. Notwithsmnding the foregoing, Tenant shall have the right to prosecute its own claim for moving expenses, fixtures and equipment so long as such claim does not diminish Owner's award in any respect.

Aedgainent, Mortgage,     ll.Tenant, for itself, it heirs, distributees Etc.
executors, adniini@tors, legal representatives, successors and assigns,expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underact, or suffer or permit the d@sed premises or any part thereof to be used by others, without the prior written consent of Owner in each instance. Transfer of the majority of the O"k of a corporate Tenant shall be deemed an assignment. If this lease be assigned, or if the d@sed premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, coll@ rent from the assignee, under4tnant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underietting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, under-tenant or occupant as tenant, or a release of Tenant from the further perfomunce by Tenant of covenants on the part of Tenant herein contained. 'Me consent by Owner to an assignment or underietting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting. See Article 48 Rider to Lease.

Elec@ 12. Tenant covenants and agrees that at all times
Current                 its use of electric current shall not exceed @ @kyof
existing feeders to the building or the risers or wiring installation and Tenant may not use any electrical equipment which, in Owner'ii opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. Ile change at any time of the character of electric service shall in no wise make owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant my sustain. Owner represents to Tenant that the electric current in the building as of the commencement date of this lease &hall be (a) 2.5 watts per square foot of net useable area connected load at I I 0- 1 20 volts for general use and (b) 3.5 watts per square foot of net usable area connected load at 265 volts or 277 volts for fluorescent lighting. Owner further represents that said electrical capacity shall not materially diminish during the term hereof.


Access to                13. Owner or Owner's agents shall have the
p                        right (but shall not be obligated) to enter the damiaed
premises in any emergency at any time, and, at other reasonable times upon reasonable notice, to examine @ same and to make such mpairs, replacements and improvements as Owner may deem necessary and reasonably desirable to the demiwd premises or to any other portion of the building or which Owner may elect to perform. When entering the dentised premises in rion-emorgency situations, Owner shall use reasonable efforts to interference with Tenant'si business. Tenant &hall permit Owner to use and maintain and replace pipes and conduits in and through the d@sed premises and to emct now pipes and conduits therein provided they are concealed within the walls, floor, or ceiling. Owner may, during the progress of any work in the demised promises, take all necessary materials and equipnwnt into said premises without the &&nine constituting an eviction nor dWI the Tenant be entitled to any abatement of rent while such work is in progress nor to any damages by mason of loss or interruption of business or otherwise. Throughout the term hereof Owner shar have the right to enter the d@sed premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last six months of the term for the purpose of showing the same to prospective te@. If Tenant is not present to open and permit an entry into the premises, Owner or Owner's &Seam may enter the unm whenever such entry nmy be necessary or lpenwosib le by asset key or forcibly (only in an emergency) and provided reasonable care is exercised to safevard Tenant's property, such entry ahmi not render Owner or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected.


Smokkg                   14. Landlord reserves the tight to establish
Polky                    a no smoking policy in some or all comnwn areas of the
building including but not limited to elevators, lobbies, atriunu, stairwells, corridors and restrooms.

Ocmpancy 15. Tenant will not at any time use or occupy the d@sed premises in violation of the certificate of occupancy issued for the building of which the deniised premises am a part. Tenant has inspected the prendses and accepts them as is, subject to the tider atmxtd hereto with respect to Owneir's work, if any. In any event, Owwr makes no representation as to the condition of the premises @ TemM agrees to accept the same subject to violations, whether or not of record which violations, if any, shall remain the responsibility of Owner as long as Tenant did not contribute to their existence.

          B=kniptcy 16. (a) Anything elsewhere in this lease to @ contrary notwithstanding, this lease nmy be cancelled by Owner by the sending of a written notice to Tenant within a reasonable time &fter the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any auto naming Tenant as the debtor, or (2) the making by Tenant of an @gment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person cla'mu'ng through or under Tenant, or by man of any._ astute or order of court, &hall thereafter be entitled to p on of the pretwses dernised but shall forthwith quit " surrender the pmtwses. If this loan a" be assigned in accordance with its ten=, the provisions of ibis Article 16 shall be applicable only to the patty then owning Tenant's interest in this lease; provided, however, that a ba@ptey of an assignee shall not comdtute a default hereunder if the Tenant continues to perform all of the obligations of this lease, including the payment of Adjumed Minimum Rent.

 (b) it is stipulated and agreed that in @ event of the, te@nation of this lease pursuant to (a)
hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an anwunt equal to the difference between the rent reserved hereunder for the unexpired portion of the term deniised and the fair and reasonable rental value of the de@wd preniiwa for @ sanm period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the d@wd pm1wses for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If such pmtwses or any part thereof be relet by @ Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed to be the fair and masorable rental value for the part or the whole of the promises so re-ict during the term of the re4etting. Nothing herein contained shall limit or pmjudice the right of the Owner to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or le-as than the amount of the difference mfen--d to above.

   Default 17. (1) If Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the Payment of rent or additional rent; or if any execution or attachment shall be issued against Tenant or any of Tenant'& property whereupon the demised premises &"II be taken or occupied by someone other than Tenant; or if this lease be rejected under Section 235 of Title I 1 of the U.S. Code (bankmptcy code); then, in any one or mom of such events, upon Owner serving a written thirty (30) days notice upon Tenant specifying the nature of said default and upon the expiration of said thirty (30) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or ontis3ion complained of sWI be of a nature that the same cannot be completely cured or remedied within said thirty (30) day period, and if Tenant shall not have diligently commenced curing much default within such thirty (30) day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written five (5) days' notice of cancellation of this lease upon Tenant, and upon the expiration of said rive (5) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this lease and the torrn thereof and Tenant shall then quit and surmnder the d@sed premises to Owner but Tenant shall main liable as hereinafter provided.

        (2)      If the notice provided for in (1) hemof shall have
been given, and the term      shall expire as efomsaid; or if Tenant shall make
default in the payment of the rent reserved herein after tan (10) days written notice for the First two (2) occurrences during any calendar year (and no notice thereafter) or any item of additional rent herein mentioned or any part of either or in making any other payment herein required in each case for a period in excess of five (5) days; then and in any of such events Owner my without further notice, re-enter the demised premises and dispossess Tenant by summary proceedings or otherwin, @ the legal representative of Tenant or other occupant of d@sed premises and renwve their effects and hold the pmswses as if this lease had not been nude, and Tenant hereby waives the service of notice of intention to m-enw or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the conumacoment of any renewal or extension of this lease, Owner may cancel end terminate such renewal or Pxwnsion agreement by written notice.

Remedia of 18. In case of any such default, re-enuy, expiration Owner and and/or dispossess by sunumry of proceedings or Waiver of otherwise, (a) the rent shall beconm due thereupon Redempfim and be paid up to the time of such re-entry, dispossess =&or expiration, (b) Owner may feet the pm@s or any pat% et parts thereof, either in the name of Owner or otherwise, for a term or ten=, which thereof, either in the nano of Owner or otherwise, for a term or terms, which may at Owner's option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease and may grant concessions or free rent or charge a higher rental than that in this lease, and/or (e) Tenant or the legal representatives of Tenant shall also pay Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between the rent hereby reserved @or covenantp-d to be paid and the net anwunt, if any, of the rents collected on account of the lease or leases of the dctwsed premises for each nwnth of the period which would Wwtwise have constituted @ balance of the term of this lease. Owner shall use reasonable efforts to mitigate Tenant's danages hereunder, provided, however that the failure of Owner to m-let the ptvmises or any part or parts thereof shall not release or affect Tenant's liability for damages. In computing such liquidated damages them &Mli be added to the said deficiency such expenses as Owner my incur in connection with re-letting, such as legal expenses, attorneys' feet, brokerage, advertising and for keeping the de@sed premises in good order or for preparing the same for m-letling. Any such liquidated damages shall be paid in monthly imuilmnts by Tenant on the rent day specified in this lease @ any suit brought to collect the anwunt of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by a similar proceeding. Owner, in putting the d@sed premises in good order or preparing the same for re-mntal may, at Owner's option, nuke such alterations, repairs, replacements, &twor decorations in the d@sed premises as Owner, in Owner's solejudgment, considers advisable and necessary for the purpose of re-letting the domiwd premises, and the making of such *iterations, repairs, replacements, and/or decorations shall not operate or be co@ed to release Tenant from liability hereunder as aforenid. Owner d" in no event be rtable in any way whaumver for failure to re-let the demised premises, or in the event that the d@sed pre@ses are re-let, for failure to collect @ rent thereof under such m-letting, and in no event &hall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if m-entry, su ry proceedings and other m@ies were not herein provided for. Mention in this lease of any particular rcnwdy, shall not pmclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Owner obtaining possession of dcniised premises, by reason of the violation by Tenant of any of the covenants and conditions of this lease, or otherwise.

Few and 19. If Tenant shall default in the observance or Ex performnce of any term or covenant on Tenant's pad k) be observed or perfoffned under or by virtue of any of the terms or provisions ill any article of this lease, then, unless otherwise provided elsewhere in this loan, Owner may immediately or at any time thereafter upon notice (except for emergencies where no notice shall be required) perform, the obligation of Tenant thereunder. If Owner, in connection with the foregoing or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to reasonable attorney's fees, in instituting, prosecuting or defending any action or @eeding, then Tenant will reimburse Owner for such sums so paid or obligations incurred with interest and costs. The foregoing expenses incurred by reason of Tenant's default shall be deemed to be additional rent hereunder and shall be paid b Tenant to Owner w in five (5) days of mndition of any bill or statement to Tenant therefor. If Tenant's lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner as danuges.

20. Owner shall have @ tight at any time without the urne constituting an eviction and without incurring liability to Tenant therefor to change @ arrangement and/or location of public entrances, doorways, corridors, elevators, stairs, toilets or other public parts of the building and to change the name, number or designation by which the building may be known; provided, however that no such alteration shall be permitted which would nutetially and adversely affect Tenant's use and enjoyment of the d@wd preniises or Tenant's access thereto. There shall be no allowance to Tenant for diminution of rental value, and no liability on the part of Owner by mason of inconvenience, annoyance or injury to business arising from Owner or other Tenants making any repairs in the building or any such alterations, additions and improvements. Furthemore, Tenant &WI not have any claim against Owner by mason of Owner's inwosition of such reasonable controls of the aunner of access to the building by Tenant's social or business visitors as the Owner my deem reasombly necessary for security of the building and its occupants.

No Repre-                  21. Neither Owner nor Owners's agents have nude
senta@ by                  any representations or promises with respect
Owner                    to the physical condition of @ building, the land upon
which it is emcted       or the deniiaed premises, the mnts, leans, expenses of
operation or any other matter or thing affecting or related to the promises except as herein expressly set forth and no rights, casements or licenses are acquired by Tenant by invlication or otherwise except an expressly set forth in the provisions of this lease. Tenant has inspected the building and @ d@sed pro mises and is thoroughly acquainted with their condition and agrees to take the same 'as is', subject to Owner's Work Letter and any warranties applicable themto @ acknowledges that the taking of possession of the d@ud pre@ses by Tenant *hall be conclusive evidence that the mid pmofists @ the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken, except an to latent defects. All understandings and agmcmnts heretofore nude between the parties hereto am merged in this contract, which alone fully and completely expmms the agreement between Owner and Tenant and any executory agreement hereafter made &hall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or ebmwonnwnt is sought.

End of                   22. Upon the expiration or @er termination of
Term                     @ term of @ lease, Tenant &all quit and m@r to
Owner the deniised pm@acs, broom clean, in good order and condition, ordinary wear and damages which Tenant is rxa required to repair as provided e@hem in this lease excepted, and Tenant &WI remove all its property. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this L4&w or any mnewal thereof, falls on Sunday, @ lease shall expire at noon on the preceding Saturday unless it be a legal holiday in which cast it shall expire at noon on the pmc"ag b@u day.

Quiet                    23. Owner covenants and agrees with Tenant that
F.qjoyment               upon Tenant paying the rent and additional rent and
observing and perfo@ng all the ternn, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy @ pmn,iises hereby demised, subject, nevertheless, to the, terms and conditions of this lease (including Article 7 hemot) and to the ground leaws, underlying I and mortgages heminbefom mentioned.

F@                       24. If Owner is unable to give possession of the
To Give                  d@sed pmraises on the date of the commencement
Ponession                of the term hereof, because of the holding-over or
retention of possession of any tenant, undertenant or occupants or if the derw#ed premises am located in a building being constructed, because such building has not been sufficiently convieted to make the pmniises ready for occupancy or because of the fact that a certificate of occupancy has not been procured or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of this lease, but the rent payable hereunder WWI be abated (provided Tenant is not responsible for Owner's inability to obtain possession) until after Owner shall have given Tenant written notice that the premises am substantially ready for Tenam's occupancy. If perntission is given to Tenant to enter into @ possession of the de@ud prendses or to occupy premises other than the domised pm@ses prior to the date specified as the commencement of the teffn of this lease, Tenant covenants and agrees that such occupancy shall be deemed to be under all the term, covenants, conditions and provisions of this lease, except as to the covenant to pay rent. Notwithstanding anything-'to the contrary contained herein, in the event Owner is unable to deliver possession of the denied premises to Tenant withitt ninety (90) days from the Estimated ConunancementDate (as bertinafkarderin") for any reason within Owner's control, Tenant shall receive one (1) day of free rent for each day of delay to be credited to Tenant as of the Conunencement Date. In addition, if for any reason outside the scope of Tenant's control the Owner is unable to deliver possession of the demised premises to Tenant within one hundred eighty
(180) days from the Estimated Commencement Date, Tenant shall have the single option of giving to Owner, within ten (10) days following the expiration of the one hundred eighty (I 80) day period, a ten (10) day notice of termination of this @se, tinw being of the ewnce. Failure of Tenant to t'tnwiy deliver a ten
(10) notice of to@nation shall be conclusively deemed to be an express election by Tenant to waive Tonant's right to terminate the Lease as provided in this
Article 24.

No Waiver              25. The failure of Owner to seek redress for violation
of, or to insist upon the @ct perfomance of any covenant or condition of this lean or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. Ile receipt by Owner of rent with knowledge of the breach of any covenant of this least shall not be deemed a waiver of such breach and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant or mccipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deenwd to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any che4k or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such rent or pursue any other remedy in this lean provided. No act or thing done by Owner or Owner's agents during the term hereby deniised shall be deemed an acceptance of a surrender of said premises, and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner's agent shall have any power to accept the keys of said premises prior to the termination of the lease and @ delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the premises.

Waiver of Trial              26. It is mutually agreed by and between Owner and
by Jury                 Tenant that the respective parties hereto shall and they
hereby do waive trial byjury in any action, prwecdingot counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever atizing out of or in any way connected with this lease, the relationship of Owner and Tenant, Tenant's use of or occupancy of said premises, and any emergency statutory or any other statutory remedy.

LMlkb2ity to            27. This L4&se and the obligation of Tenant to pay
Perform                 rent hereunder and perform all of the other   aW
agreements hereunder on part of Tenant to be perfomed shall in no wise be affected, impaired or excused because Owner is unable to fulrill any of its obligations under this lease or to supply or is delayed in supplying any service expressly of inipliedly to be supplied or is unable to make, or is delayed in any repair, additions, -alterations or decorations or is unable to supply or in delayed in supplying any equipment or fixwrcs if Owner is prevented or delayed from w doing by reason of strike or labor troubles or any cause beyond its reasonable control including, but not limited to, government preemption in connection with a National Emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by mason of the conditions of supply and demand which have been or am affected by war or other enwrgency.

BMs and                      28. Except as otherwise in this lease provided, a
Notices bill, statement, notice or conununication which Owner may desire or be required to give to Tenant, shall be deemed sufficiently given or re@red if, in writing, delivered to Tenant personally or sent by registered or certified mail addressed to Tenant at the budding of which @ deaised premises form a part or at the last known residence address or business address of Tenant or left at any of die aforesaid pmntiwa addressed to Tenant, and the time of the rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant, nmiled, or left at the prc@ses as herein provided. Any notice by Tenant to Owner must be served by registered or ceniried mail addressed to Owner at the address first heminabove given or at such other address as Owner shall designate by written notice.

Service.s                29. Owner shall provide: (a) heat to the den-iised
Provi ded by             promises when and as required by law, on business days
Owner                    from 8 a.m. to 6 p.m.; (b) water for ordinary lavatory
purposes, but if Tenant uses or consumes water for any other purposes or in unusual Quantities, Owner may install a water meter at Tenant's expense which Tenant shall thereafter maintain at Tenant's expense in good working order and repair to register such water consunvtion and Tenant shall pay for water consumed as shown on said meter as additional rent as and when bills are rendered; (c) cleaning service for the deniised prernises on business da ys at Owner's expense provided that the same are kept in order by Tenant. If, however, said premises am to be kept clean by Tenant, it shall be done at Tenant's sole expense, in a nianner satisfactory to Owner and no one other than persons approved by Owner shall be permitted to enter said premises or the building of which they are a part for such purpose. Tenant-dWi pay Owner the cost of removal of any of Tenant's extraordinary refuse and rubbish from the building; (d) If the deniised premises am serviced by Owner's air conditioningicooling and ventilating system, air conditioning/cooling will be furnished to Tenant in accordance with Owner's specifications (Mondays through Fridays, holidays excepted) from 8:00 a.m. to 6:00 p.m., and ventilation will be furnished on business days during the afomsaid hours except when air conditioning/cooling is being furw&hed as aforesaid. If Tenant requires air conditioning/cooling or ventilation for more extended hours or on Saturday@, Sundays or on holidays, Owner will fumiah the mum at Tenam's expense; (e) property management services (including maintenance of the exterior grounds) of a nature similar to that of other first class office buildings in the Somerset County am&; (i) as of the Commencement Date of this U&SC, the building shall have a keypad access security system with video canmrs monitoring devices; (g) Owner reserves the right to stop services of the heating, elevators, plumbing, air-conditioning, power systems or cleaning or other services, if any, when necessary (with a minimum interference to Tenant) by reason of accident or for repairs, alterations, replacenwnts or improvements necessary or desirable in @ judgment of Owner for as long as may be reasonably required by mason thereof. If the building of which the deniiwd premises am a part suppfies manually operated elevator service, Owner at any time may substitute auton&atic control elevator service and upon tan days' written notice to Tenant, proceed with alterations necessary therefor without in any wise affecting this LAsse or the obligation of Tonatt hemu@r. The same shall be done with minimum of inconvenience to Tenant @ Owner shall pursue the alteration with due diligence. W'ith respect to the services enumerated in subparagmphs (a), (b), (c), (d) and (g) of this Article 29, if any of the foregoing become unavailable for thirty (30) consecutive days, Tenant shafl have the right to give Owner written notice that it intends to cure.such unavailable services. If Owner does not respond to Tenam's notice within five (5) days after receipt thereof, Tenant shall have the right to expend its own money in replacing said services and will be reimbursed by Owner for such amounts within thirty (30) days of demand provided same were reasonable, necessary and fwly documented. 'Me initial thirty (30) day period mferred to above shall be extended so long as Owner is diligent in commencing the necessary mpairs and shall be fumer extended by Tenant delays and Foma Majeum (as hereinafter deemed in Article 64). In the event Tenant improperly conunences any such work or comniences any such work without giving Owner the required notice, Tenant shall be liable for any damages resulting therefrom and dwH inde@fy Owner for all such action.

30. Ile Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this lean nor the intent of any provisions thereof.

D@tioims               31. The term 'ofrice', or "officesm, whemver used in
this lease, shall not be conauued to mean premises used as a store or stores, for the sale or display, at any time, of goods, wares or merchandise, of any kind, or as a restaurant, shop, booth, bootblack or other stand, b&6er shop, or for other similar purposes or for manufacturing. The term 'Owner' means a landlord or lessor, and as used in this lease only the owner, or the mortgagee in possession, for the time being of the land @ building (or the owner of a lease of the building or of the land and building) of which the deniised premises form a part, so that in the. event of any sale or sales of said land and building or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner &hall be and hereby is entirely fmcd and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successor@ in interest, or between the parties end the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner, hereunder. The words 're-enter' and
 . rc-entry' as used in this lease am not restricted to their technical legal meaning. The term "business days' as used in this lease shall exclude Saturdays (except such portion thereof as in covered by specific hours in Article 29 hemof), Sundays and all days set fonh on Exhibit E.

                         32. @tionaby                     Prior to Execution.

Rules and                33. Tenant and Tenant's servants, employees,
Regulations         agents, visitors, and licensees shall observe faithfwlv, and comply strictly with, the Rules and Regulations and such other and fumer reasonable Rules and Regulations as Owner or Owner's agents ffiay from time to time adopt. Owner agrees to apply the rules and regulations in a uniform and nondiscrin-Linatory manner. Notice of any additional rules or regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Owner or Owner's agents, the parties hcmto agree to submit the question of the reasonableness of such Rule or Regulation for decision to the Newark office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing upon Owner within thirty (30) days after the giving of notice thereof. Nothing in this lease contained gull be'cdnstrued to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms. covenants or conditions in any other lean, as against any other tenant and Owner shall not be liable to Tenant for violation of the unic by any other tenant, its servants, employees, agents, visitors or licensees.

          34.        TenantshalldepositwithOwneronthedatchereof   the  sum  of
$0.00  as  security   for  the  faithful
perfomiance and observance by Tenant of the terms, provisions and conditions of this lease-, it is agreed that In the event Tenant default& in respect of any of the terms, provisions atw conditions of this lease, including, but not limited to, @ payment of rent and additional rent, owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which Tenant is in default or for any sum which Owner may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the re-letting of the premises, whether such damages or deficiency accrued before or after sununary proceedings or other re-entry by Owner. In the event that Tenant shall fully and faithfully comply with all of @ terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed an the end of the Lease and after delivery of entire possession of @ d@ted premises to Owner. In the event of a sale of the land and building or leasing of the building, of which the dernised premises form a part, Owner shall have the right to transfer the security to the vendee or lessee and Owner shau thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Owner solely for @ return of said security, and it is agreed that the provisions hereof shall apply to every trawfeir or assignment n-Ade of the security to a new Owner. Tenant further covenants that it will not assign or encumber or attenvt to assign or encumber the monica deposited herein as security and that neither Owner nor its successor@ or assigns ahau be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

EsWppei                  35. Tenant, at any tinw, and from time to time,
c upon at least 10 days' prior notice by Owner, shall execute, acknowledge and deliver to Owner, and/or to any other person, firm or corporation specified by Owner, a statement rectifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the unn in in fidl force and effect as modified uW outing the nwdirications), owng the dates to which the rent and additional mnt have been paid, and outing whether or not them exists to the best of renant's knowledge any default by Owner under this LAm, and, if so, qmifying each such default.

     Siwcessors and 35A.  Tbc  covenants,  conditions  and  agreements contained  in this least shall bind and inure to the b=&
of Owner and Tenant          and their respective heirs, di@butees, executors.
    stmtom, successors, and except as otherwise provided in this lease, their "give.
     F-vk;bib 35B. 'Mis lease consists of this Printed Portion containing Articles 1-35C. and each of the following, anached hereto and nude a part hereof- (a) Rider to Lease and (b) the following exhibits: Exhibit A ('Rental
Plan), Exhibit 8 (General Conditions), Exhibit C (Legal Description), Exhibit D (Cleaning Service Rider), @ibit E (Ugal Holidays),. Exhibit F (Designated Parking), Exhibit G (KVAC Wwifications) txhibit H (Base Building ltenn) and
Exhibit I (Option Space)

RWw                   35C.  In the event of any inconsistency between the
                         provisions of the Rider to Lease and those contained in Printed Portion to which the Rider to Le4se is annexed, the provisions of Rider to Lease shall govem @ be binding.

                             IMPORTANT - PLEASE READ

                      RULES AND REGULATIONS ATTACHED TO AND
                            MADE A PART OF THIS LEASE
                         IN ACCORDANCE WITH ARTICLE 33.

      1. 'Me sidewalks. en@es, driveways, pasuggs, courts, elcvaton,, vestibules, stairways, corridors or halls @U not be obstructed or encumbered by any Tenant or used for any purpose other than for ingress or egress from the de@sed pren-d3es and for delivery of rmrchandise and c4uiPmcnt in a prompt and otticient manner using elevators and passageways designated for such delivery by Owner. 'Mere shall na be used in any space, or in the public -hall of the building, either by any Tenant or by jobbers or others in the Delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards.
      2. The water and wash closets and plumbing fixtures shall not be used ror any purposes other than those for which they were designed or constructed and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from @ violation of this rule &"II be bome by the Tenant who, or whose clerks, agents, employees or visitors, shall have caused it.
      3. No carpet, rug or other article shall be hung or shaken out of any window of the building; and no Tenant &"II sweep or throw or permit to be swept or thrown' from the d@sed preiwacs any dist or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the building and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the denised premises, or permit or suffer the deniised prerwses to be occupied or used in a runner offensive or objectionable to Owner or other occupants of the building by reason of noise, odors, @or vibrations, or interfere in any way with other Tenants or those having business therein, nor shall any aninials or birds be kept in or about the building. Smoking or carrying lighted cigars or cigarettes in the elevators of the building is prohibited.
      4. No awnings or other projections shall be attached to the outside walls of the building without the prior written consent of Owner.
      5. No sign, advertisement, notice or other feurwg shall be exhibited, inscribed, painted or affixed by any Tenant on any pail of the outside of the demised premises or the building or on the inside of the derwwd promises if @ sanw is visible from the outside of the promises without the prior written consent of Owner. In the event of the violation of the foregoing by any Tenant,
C)wncr may remove same without any liability, and Buy charge the expense incurred by such removal to Tenant or Tenants violating this rule. Werior signs on doors and directory tablet shall be inscribed, painted or affixed for :ach
Tenant by Owner at the expense of such Tenant, and aW be of a .olor and style acceptable to Owner, provided, however. that Tenant's initial @uilding directory signagc shall be provided by Owner at Owner's expense.
      6. No Tenant shall mark, paint, drill into, or in any way deface any part )f the d@sed premises or the building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Owner, and as Owner may direct; provided, however, that Tenant &II be permitted to drill into non-amctund walls and ceilings in connection with decorations or wiring within the d@sed promises. No Tenant dW] lay ,inoicum, or other similar floor covering, so that the same shall co= in direct 10

I ntact with the floor of the demised pre@nes, and, if linoleum or other sinw&r loor covering is desired to be used an interlining of builder's deadening felt imil be first affixed to the floor, by a pasm or other material, soluble in water, he use of cement or other similar adhesive material being expressly prohibited.

7. No additional locks or bolts of any kind &WI be placed upon any of the door* or windows-by any Te@ nor shall any changes be made in existing locks or mechaidam.themof. Each Tenant must, upon the termination of his Tenancy, restore to Owner all keys of stores, offices and toilet room$, either furnished to. or otherwise procured by, such Tenant, and in the event of the loss of any keys, so fumished, such Tenant shall pay to Owner the cost thereof.

    8. Freight,fumitum,businessequipment,mefchandiscandbulkymatter of any description sthail be delivered to and removed from the promises only on the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by Owner. Owner reserves the right to inspect all freight to be brought into the building and to exclude from the building all freight which violates any of these Rules arW Regulations of the lease or which these Rules and Regulations are a part.
     9. Canvassing, soliciting and peddling in the building is prohibited and each Tenant shall cooperate to prevent the same.
     10. Owner reserves the right to exclude from the building between the hours of 6 P.M. and 6 A.M. and at all hours on Sundays, and legal holidays all persons who do not pmwm a pass to the building signed by Owner. Owner will fumish passes to persons for whom any Tenant requests same in writing. Each Tenant shall be responsible for all persons for whom he requests such pass and &hail be liable to Owner for all acts of such persons.
         11. Owner shall have the right to prohibit any advertising by any Tenant which in Owner's opinion, tends to impair the reputation of the building or its desirability as a building for offices, and upon written notice from Owner, Tenant shall refrain from or discontinue such advertising.
    12. Tenant shall not bring or permit to be brought or kept in or on the d@sed preniises, any inflanumable, combustible or explosive fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors to permeate in or emnate from the d@sed pmniiwa.
    13. Ifthebuildingcontainscentralairconditioningandventilation,Tenant agrees to keep all windows closed at all times and to abide by all rules and regulations issued by the Owner with respect to such services. If Tenant requires air conditioning or ventilation after the usual hours, Tenant shall give notice in writing to the building superintendent prior to 3:00 P.M. in the case of services required on week days, and prior to 3:00 P.M. on the day prior in the case of after hours service required on weekends or on holidays.
    14. Tenant dW] not move any safe, heavy machinery, heavy equipment, bulky nutter, or fixtures into or out of the building without LAndiord's prior written consent. If such safe, machinery, equipment, bulky matter or mixtures requires special handling, all work in connection therewith shall comply with all laws @ regulations applicable thereto and shall be done during such hours as Owner nay designate.
    15. Tenant shall report all peddlers, solicitors and beggars to the office of the Building or as Landlord otherwise requests. EAndiorJ shall exercise nable steps to keep such persons outside of the Building.
    16. Tenant shall take reasonable action to assum that its employees, invitees and guests do not (a) utifim any parking spaces designated for the use of others, nor (b) park in any driveways, fire lanes or other areas not striped for vehicular parking.

         IN WITNESS WHEREOF, Landlord and Tenant have respectively signed this Lease on the day and year fiz-st written above.

WITNESSED BY:                               LANDLORD:

                                            JARED ASSOCIATES, L.P.
                                                    By: Chubb Real't
Inc., General Partner

                                                    By:
         Robert T. Lapidus                                  Robe3et
-V-ice President
         Assistant Secretary

         ATTESTED BY:                      AGENT FOR LANDLORD:

                                           BELLEM       AGE     CO    INC.

                                                         By
         Robert T. Lap3:dus                  Robert R. Ma3ctle@V@ce President
         Assistant Secretary


         ATTESTED BY:                        TENANT:

                                          THE PRUDENTIAL INSURANCE COMPANY OF
                                             AMERICA

                                                        By:

                         .z

         Nc-im--: Mclky Sbozd' ial)                Name: Ron D. a r-ba ro
                    (Vleioe Pvlrit;)
         Title: Secretary                          Title: fPrle-scllrenl='-n@)

                      (Please Prlnt)                 (Please Prlnt)

                                                 TABLE OF CONTENTS
                                                FOR RIDER TO LEASE

ARTICLE                                                          PAGE

  36.     DEFINITIONS; DEMISED PREMISES;
        ADJUSTED MINIMUM RENT                                          1

  37.    COMMENCEMENT OF TERM; COMMENCEMENT DATE;
        AND T    INATION DATE                                          5
  38.  TENANTIS POSSESSION                                             6
  39.      HF-ATING, AIR-CONDITIONING AND VENTILATION;
               LEGAL HOIIDAYS; "AFTER HOURS"                            6
   40.        ELECTRIC CURRENT                                         7
   41.        LIABILITY INSURANCE                                     7
   42.        ALL RISK INSURANCE                                       8
   43.        PARKING FACILITIES                                       8
   44.        ACCESS AND COMMON AREAS                                    9
   45.        Intentionally Deleted Prior to Execution                  9
   46.        BROKER                                                     9
   47.        CLEANING SERVICES                                          9
   48.        ASSIGNMENT AND SUBLETTING                                  10

   49.      TENA-NTIS COOPERATION; REASONABLE
          MODIFICATIONS; ESTOPPEL CERTIFICATE                            14
  50.      LIMITATION OF LIABILITY;
           DEFINITION OF "LANDLORD                                          15
  51.      STATUTORY WAIVER; NOTICE BY TENANT                          16
  52.      CORPORATE AUTHORITW                                        16
  53.      PERSONAL TAXES                                            16
  54.      BUILDING CH"GES                                            16
  55.      HOLDING OVER                                              16
  56.      RESTRICTIVE COVENANT - FOOD SERVICE                       17
  57.      NOTICES                                                   17
  58.      INTERPRETATION                                            18
  59.      NO OFFER OR AGREEMENT                                      19
  60.      DAMAGES                                                     19
  61.      BANKRUPTCY                                                 19
  62.      Intentionally Deleted Prior to Execution                        20
  63.      Intentionally Deleted Prior to Execution                        20
  64.      LANDLORDIS WORK; LANDLORDIS WORK LETTER                         20
  65.      RENEWAL OPTION                                            21
  66.      ECRA COMPLIANCE                                            23

 67.        RELOCATION ALLOWANCE                                    23
  68.        FOOD SERVICE FACILITY                                   24
  69.        ADDITIONAL LEASE INDUCEMENT                                   24
  70.        SATELLITE ANTENNA                                       25
  71.        RESTRICTION ON CERTAIN PROSPECTIVE TENANTS                  25
  72.        SIGNAGE                                                       25
  73.        RIGHT OF FIRST OR SECOND OFFER                              26
             SIGNATURE PAGE                                                28

                                 RIDER TO LEASE

DATED:          December @ , 1992
LANDLORD:                  Jared Associates, L.P.

TENANT:                    The Prudential Insurance Company of America

PREMISES:    Portion of the 4th floor 477 Martinsville Road
             Basking Ridge, New Jersey

                  36.        DEFINITIONS; DEMISED PREMISES;
                  ADJUSTED MINIMUM RENT-

                  36.1 Definitions. For purposes of -this Article, the following terms shall have the meanings set forth below:

     (1) Assessed Valuation shall mean the assessed valuation of the Real Estate for the year in which the Building is fully assessed as a completed Building;

     (2) Base Tax Rate shall mean the real estate -tax rate in effect for calendar year 1993;

                    (3) Elrst oioera-t@g__Y@ar shall mean -the calendar year
ending December- 31,  1993. 0   shall mean any calendar year
thereafter;

                    (4) First Tax Year shall mean the calendar year ending December 31, 993.-- ta-@ -@ar shall mean any calendar year thereafter;

     (5) Land shall mean the land described in Exhibit C to this Lease;

                (6)Occupancy Percentage shall be as defined in Section
                36.2;

     (7) Real Estate Tax Base shall mean the amount determined by multiplying -the Assessed Valuation by the Base Tax Rate;

                  (8) Taxes shall mean all real estate taxes, charges and assessments imposed upon the Land, Building and other improvements thereon or -the occupancy or leasing thereof (collectively, the "Real Estate") . If any other tax or charge shall be imposed upon all or any part of the Real Estate, such other tax or charge shall be deemed included in the term "Taxes" for the purposes of this Article. Landlord shall have the exclusive right, but not the obligation, to contest or appeal any Tax assessment levied on the Real Estate by any governmental or quasi-gove@nmental authority;

                  36.2 The Demised Premises shall be deemed to contain a floor area of 31,337 square feet and -the building of which -the Demised Premises form a part ("Building" or "building") shall be deemed to contain a total floor area of 230,519 scrua@e feet, Tenan't's Occupancy Percentage shall be deeme ti3 be @.6 percent. In the event 'the Building's square footage is modified as a result of additions or reductions to the Building, Tenant's occupancy Percentage shall be equitably adjusted.

                  36.3 Adjusted Minimum Rent shall mean -the Minimum Rent as increased in accordance with this Article 'to reflect any increase in Taxes and Building operating Costs. Tenant shall pay such increases as additional rent as hereinafter provided.

                  36.4 Taxes. (1) If the Taxes for any Tax Year during the term of this Lease shall be greater than the Real Estate Tax Base, then Tenant shall pay to Landlord, as additional rent, an amount equal to the occupancy Percentage of such excess.

(2) Upon 'the issuance by 'the respective taxing authorities having jurisdiction over the Real Estate of a bill or bills for the Taxes imposed upon the Real Estate for -the First: Tax Year, Landlord shall submit a copy of such bill or bills 'to Tenant. Thereafter, on or about each anniversary of said date, Landlord shall submit to Tenant a copy of the latest -tax bill or bills for the Taxes for each subsequent Tax Year indicating each change in the Taxes and the effective date of such change -together with a statement (-the "Tax Statement") which shall indicate the amount, if any, required to be paid by Tenant as additional rent. Within 30 days after the issuance of the Tax Statement, Tenant shall pay the additional rent as set forth therein. Any payments due pursuant to this Article for a period of less than a full Tax Year, either at the commencement or at the end of the term of this Lease, shall be :ratably apportioned.

                  (3) If at any time the taxing jurisdiction in which -the Real Estate is located should change its method of valuating the Real Estate then, Landlord and Tenant shall equitably adjust- -the Taxes payable by Tenant hereunder in accordance with the revised method of taxation.

                  36.5 Building operating Costs. (1) Tenant hereby agrees that for each Operating Year during the term of this Lease for which the total
Building Operating Costs (as hereinafter defined) shall exceed the Building operating Costs for the First- Operating Year, Tenant- shall pay to Landlord, as additional rent, an amount equal to the occupancy Percentage of such excess within 30 days after presentation of Landlord-s statement (the "Operating Statement") therefor. The operating Statement shall indicate (i) the initial additional amount required to be paid by Tenant as additional rent as in this Article provided; (ii) the Tenantfs new Adjusted Minimum Rent; and (iii) the manner in which such adjustment is computed. Landlord shall present its Operating Statement within 90 days after the commencement- of each such Operating Year ("Billing Date"). Tenant shall thereafter, for the balance of that Operating Year and for that portion of the next Operating Year- until -the Billing Date during such year, make monthly payments of 1/12th of such increase 'to reflect the change as of the Billing Date, which amounts shall be credited for the account of Tenant against the annual payment due on the succeeding Billing Date. Landlord shall be prohibited from amending its Operating Statement for any operating Year after- the expiration of six (6) months from Tenant-s receipt of the relevant operating Statement.

                  (2) The  "Building  operating  Costs"  shall  include each and
every  customary  and  reasonable   expense  incurred  in  connection  with  the
ownership, administration, management, operation, repair, replacement and maintenance of the Real Estate, including but not limited 'to, wages, salaries and fees paid to persons either employed by Landlord or engaged as independent contractors in the operation of -the Real Estate, and such othe7c typical items of expense as indicated below. All such costs and the values allocated to services rendered and supplies delivered shall be reflected on the comparative statement which shall be exhibited to the Tenant upon request.

                  (3) The expenses referred to in this Article shall be determined in accordance with sound accounting principles. So long as Tenant is not in default under any provisions of this Lease, Tenant or- its representatives shall have the right, at its own expense, upon reasonable notice and during reasonable hours, to inspect the books of Landlord for the purpose of verifying the information contained in any operating Statement, provided prior written request for such inspection shall be made by Tenant and further provided that such request is made within one hundred eighty (180) days of receipt of the Operating Statement to be verified. Any operating Statement not objected to by the Tenant: within said one hundred eighty (180) day period shall be deemed to be correct.

                  (4) Some of the typical items of expense which comprise or may comprise the Building Operating Costs and to be included in the statement are or may be: (a) general repairs and maintenance; (b) utility costs, including but not limited to, cost of electricity -to power HVAC units serving the en-tire Building, cost of oil or other fuel required to heat the entire Building, cost of electricity to light the common areas; (c) cleaning costs, including but not limited -to, window cleaning, general interior office cleaning, cleaning of common areas; (d) service contracts, including but not limited to, contracts for elevator service, HVAC service, rubbish removal, carting, janitorial and watchman services and snow removal; (e) costs of landscaping; (f) costs of insurance; (g) fees and/or salaries of superintendents, engineers, mechanics and custodians below the grade of property manager; (h) towel service for- common lavatories; and (i) sales and use taxes.

                    (5) The following items shall be- -1@dect from Building Operating Costs: (a) depreciation of the Building or equipment; (b) interest; income or excess profits taxes; costs of maintaining Landlo.rd's corporate or partnership existence; (c) franchise taxes; (d) any expenditures required to be capitalized for federal income tax purposes, (unless said expenditures [1] are for 'the purpose of reducing Building operating Costs but then only to the extent of actual reduction in Building operating Costs, or [2] are required under any governmental law, ordinance or regulation, in which event or events the costs thereof shall be included, which capital expenditures shall, in either case, be amortized over the life of the improvement) ; (e) items provided for in Subsection 36.4 hereof; (f) costs incurred in leasing to or procuring 'tenants;
(g) advertising expenses;  (h) tenant:  improvements;  (i) space planning costs;
(j) architectural fees or other expenses incurred for renovating space for new tenants; (k) ground rent; (1) depreciation (except the amortization of capital expenditures allowed he3reinabove); (m) debt service, financing, or principal and interest payments on any mortgage; (n) warranty recoveries; (a) casualty repairs; (p) legal fees or other expenses paid by Landlord for collections or evictions; (q) salaries for executives except to the extent permitted above; (r) bad debt loss, rent loss, or reserves for bad debts or rent- loss; (s) -the expense of any extraordinary service rendered to another occupant of the Building; (t) costs associated with the operation of the business entity of Landlord (as distinguished from -the cost of operating the Building) including partnership audit, business entity accounting and business entity legal matters;
(u) costs of defending lawsuits with any mortgagee (except if the actions of Tenant or other tenants may be an issue); (v) costs of selling, financing, syndicating, or hypothecating the interest of Landlord in the Building; (w) costs of defending disputes with Landlord's employees, or contract building management agents; (x) fines, penalties, and interest assessed theireon, in connection with the failure or omission of Landlord in connection with its responsibilities under the Lease; (y) and costs incurred by Landlord in bringing the Building into compliance with all existing applicable codes, to the extent the Building or the Premises is not in compliance as of the date of this Lease;
(z) the payment of personal injury ox- property damage Claims; (a&) payments to affiliates of Landlord to -the extent such services exceed that charged by an unaffiliated third party of similar stature; (bb) costs associated with the removal of hazardous materials from the Real Estate; and (cc) any amounts for which Landlord is reimbursed by third part-!es.

     (6) Anything to the contrary contained in -this Article 36 notwithstanding, if the average occupancy of the Building is less than ninety-five (95%) percent during 'the First Operating Year, then Landlord shall make a reasonable determination (1@Landlord's Detex-mination") of what the Building Operating Costs for such year would have been if during the entire year the average tenant occupancy of the Building were ninety-flve (95%) percent. Provided it is reasonable, iandlo@d's Determination shall be binding and conclusive upon Tenant and shall fair all purposes of this Lease be deemed to be -the Building operating Costs for the First Operating Year. Landlord shall notify Tenant of Landlord-Is Determination within ninety (90) days following the last day of the First Operating Year. Thereafter, if for any subsequent Lease year the average tenant occupancy of the Building is below ninety-five (95%), the Building operating Costs for any such year shall be adjusted by Landlord to the amount that such Building operating Costs would have been if the average -tenant occupancy during that year had been nine-ty-flve (95%) percent.

                  36.6 If, pursuant to any Tax Statement or Operating Statement showing Taxes or Building Operating Costs for any year subsequent to the First Tax Year or First operating Year, respectively, there shall be an additional amount payable or a refund due with :respect to Taxes and/or Building operating Costs for the period covered by such statements), such amount shall be calculated, and any amount. payable by the Tenant to 'the Landlord as additional rent shall be promptly paid, or the amount due to the Tenant shall be credited against amounts owing Landlord or refunded to Tenant. However, it is agreed by the parties that any refund shall not in any way operate to reduce the Minimum Rent. If such calculation takes place and/or any payment in connection herewith becomes payable after -the expiration of the term of this Lease, this provision shall be deemed to have survived such expiration.

                  36.7 Any increase in additional rent- under this Article shall be prorated f air the f Inal operating Year if such operating Year covers a period of less than 'twelve (12) full -months. Tenan-tls obligation to pay additional rent under this Article for -the final Operating Year shall survive the expiration of the term of this Lease.

                  3 6. 8 In the event that the payment of any sum required to be paid by Tenant to Landlord under this Lease (including, without limiting the generality of the foregoing, Minimum Rent, Adjusted Minimum Rent, or payment -made by Landlord under- any provision of this Lease for which Landlord is entitled to reimbursement by Tenant) shall become overdue for la days beyond -the date on which they are due and payable as provided in 'this Lease for two
(2) consecutive months, then a delinquency service charge equal to four percent of the amount overdue shall become immediately due and payable to Landlord as liquidated damages foz7 Tanantfs failure to make prompt payment. Further, such delinquency service charge shall be payable on the first day of the month next succeeding the month during which such late charges become payable as additional rent-, together with interest at two (2) percentage points above by the prime rate of Citibank, N.A. on the amounts overdue from the date on which they became due and payable. In the event of nonpayment of any delinquency service charges and interest provided f or above, Landlord shall have, in addition to all other rights and remedies, all the rights and remedies provided for herein and by law in the case of nonpayment of x7ent. No failure by Landlord to insist upon the strict performance by Tenant of Tenant's obligations to pay late charges shall constitute a waiver by Landlord of its rights to enforce the provisions of this Sect:-ion 36.8 in any instance thereafter occurring. The provisions of this
Section 36.8 shall not be construed in any way to extend any time period provided for in this Lease.

                  36.9 If Tenant fails to remit within twenty (20) days of the date when due any sum required to be paid by Tenant to Landlord under 'this Lease (including, without limiting the generality of the foregoing, Minimum Rent, Adjusted Minimum Rent, or payment made by Landlord under any provision of this Lease for which Landlord is entitled to reimbursement by Tenant), Landlord may, in addition to all other rights and remedies provided herein and by law, serve a written ten (10) day notice of cancellation of this Lease upon Tenant and upon the expiration of said ten (10) day period, this

Tenant shall acknowledge receipt of the commencement Date Notice by signing a copy of same and re-turning it -to Landlord within five (5) days of the receipt thereof.

                  37.3 The date upon which Tenant's obligation to pay Minimum Rent due hereunder commences ("Rent Commencement Date") shall be deemed to be the Commencement Date.

                  37.4 If, prior to the Commencement Date, Tenant shall enter the Demised Premises to make any installations of its equipment, fixtures and furnishings, Landlord shall have no liability for any personal injury or property damage suffered by Tenant.

                    38.       TENANTIS POSSESSION

                    38.1 Subject to 'the 'terms of Articles 37 and 64 hereof, when Tenant takes possession of the Demised Premises, Tenant shall be deemed to have accepted -the Demised Premises as substantially completed as of -the date of such possession. Tenant shall have the right to enter- into the Demised Premises for the purposes of installing furniture and equipment and completing Tenant installations, such as phone systems and such entry shall not constitute occupancy of the Demised Prem+/-ses; provided, however, that any such entry into the Demised Premises shall be coordinated with 'the Landlord and its general contractor and subcontractors and shall not. interfere with -the build-out schedule of -the Work Letter items. In addition, Tenant shall be permitted to use 'the Building's electrical power for any such pre-Commencemen't Date installations, at no cost or expense to Tenant.

                    39. HEATING, AIR-CONDITIONING AND VENTILATION; LEGAL HOLIDAYS., "AFTER HOURS"

                    39.1  Notwithstanding  the provisions of subsections (b) and
(e) of Article 29 of this Lease, but subject to all of --he other terms, covenants and conditions of said Article 29, Landlord shall provide and furnish appropriate heat, air-conditioning or ventilation to the Demised Premises (in accordance with Landlord's specifications which are attached hereto as Exhibit
G) between the hours of 8:00 a.m. to 6:00 p.m., Monday through Friday, other than Legal Holidays (which are listed on Exhibit "El'), attached to this Lease.

                  39.2 At all other times not otherwise  provided for in Section
39.1 above, Landlord agrees that it shall, upon prior written request from Tenant, provide after-hours air-conditioning, ventilation or heating, as the case may be, for which Tenant shall pay to Landlord as additional rent hereunder, a sum equal to $100.00 per hour for providing heat, air-conditioning or ventilation (irrespective of whether any other tenants in 'the Building are furnished with heat, air-conditioning or ventilation at -the same time) that being intended to cover ]Landlord's cost for the power or fuel required to provide the same. In 'the event- that during the term of this Lease, or any renewal hereof, the .Landlox-d's cost for providing after-hours heating, air,-conditioning or ventilation shall increase by virtue of utility irate increases or unit fuel cost increases, the above-specified hourly charges shall be adjusted from time -to time to reflect said increases. In addition to the foregoing, should there be any charges incurred by Landlord for additional attendant engineers or similar additional requirements as may be imposed from 'time to time by the State Labor Department, local author!-ties, union requirements, or the like, Tenant agrees to reimburse Landlord for its out-of-pocket expenses incurred in connection therewith, related to -the after-hours use by Tenant.

40.               ELECTRIC CURRENT

                  40.1 Landlo@d's  obligation to supply current shall be limited
to  the  current   required  to  power  the   Building   standard   heating  and
air-conditioning systems and -the lighting of common areas.

                  40.2 Tenant shall arrange to purchase and pay for all of the electric current requirements for light and power used in connection with Tenan-tls operations within the Demised Premises. Landlord shall furnish and install an electric meter for the measurement of the consumption of Tenan-tls electric current as herein provided-

                  40.3 At the request of Landlord, prior to the occupancy of the Demised Premises, Tenant shall execute any and all applications for service, or forms required by the local utility company supplying electric current to the Building for the metering of all electric current and power required for the operation of the electrical equipment of any nature whatsoever and lights within or serving 'the Demised Premises.

                  40.4 As an alternative -to 'the obligations of Landlord and Tenant as set forth in sections 40.1 and 40.2 above, Landlord may elect, at its option, to meter and furnish -the electric current to the entire floor of which the Premises forms a part, in which case Tenant shall pay as additional rent Tenantfs shave of Landlard's cost therefor. Tenant"s share of costs under this section 40.4 shall be based upon a percentage which the area of the Premises bears 'to the total floor area on which the Premises are located. Tenant, at its option, may in the alternative, install a separate electric meter and, in such event, Tenant shall pay its own electric costs directly to the utility company sevving the Demised Premises and the provisions of Sections 40.1 and 40.2 shall thereupon apply hereunder. If Tenant is provided with a separate meter for the measurement of its electric consumption, Landlord shall be prohibited from changing this arrangement without Tenan't's consent.

                    41.       LIABILITY INSURANCE

                    41.1 Tenant, at its sole cast and expense, shall procure, pvovide and maintain-- in force during the term of -this Lease the following policies to be written by good and solvent insurance companies satisfactory to Landlord having a policyholders, rating of no less than A+ XV as determined by the AM Best Company, ov any successor thereto: (1) comprehensive general liability insuvance, which shall include coverage for personal liability, contractual liability, Tenan-tls legal liability, bodily injury, death and property damage, all on an occurrence basis with respect -to the business carried on, in or fvom the Demised Premises and Tenant's use and occupancy of the Demised Premises, with cover-age for any one occurrence or claim of not less than $2,000,000 or such other amount as Landlord may reasonably require upon not less than six (6) months' prior written notice. Such insurance shall include Landlord and -the managing agent of -the Building as additional insureds and shall protect Landlord in respect; of claims by Tenant as if Landlord were separately insured; and (2) insurance against such other perils and in such amounts as Landlovd may from time to time reasonably require upon not less than thirty (30) days' prior written notice.

                  41.2 Each of the aforesaid policies shall contain an under-taking by the insurer -that no material change adverse to Landlord or Tenant will be made and such policy will not lapse or be cancelled, except after not less than ninety (90) days, prior written notice to Landlord of the intended change, lapse or cancellation. On or before the Commencement Date and thereafter, at least -thirty (30) days prior to the effective date of any policy, Tenant: agrees to deliver 'to Landlord a duplicate original of the aforesaid policies or a certificate of insurance evidencing such coverage.

                    42.      ALI.  RISK INSURANCE

                  42.1 Tenant, at its sole cost and expense, shall procure, provide and maintain in force during -the term of 'this Lease the following policy to be written by a good and solvent insurance company satisfactory to Landlord having a policyholders' rating of no less than A@ XV as determined by -the AM Best Company, ox- any successor thereto: ItAll Riskvl -insurance, which shall cover Tenant's personal property, equipment and improvements against loss or damage by fire and any other hazards or casualties in an amount to provide for the actual replacement: cost of Tenant:ls personal property, equipment and improvements. Such insurance shall include Landlord and the managing agent- of the Building as additional insureds and shall protect Landlord in respect of claims by Tenant as if Landlord were separately insured. The aforesaid "All Risk"' policy shall contain an undertaking by- -the insurer that no material change adverse to Landlord or Tenant will be made and such policy will not lapse or be cancelled, except after not. less than ninety (90) days' prior written notice to Landlord of the intended change, lapse, or cancellation. On or before the Commencement Date and thereafter, at least thirty (30) days prior -to the effective date of the "All Risk" policy, Tenant agrees to deliver to Landlord a duplicate original of said policy or a certificate of insurance evidencing such coverage.

                    43.      PARKING FACILITIF-S

                  43.1 Landlord hereby grants to Tenant the revocable license (the "License") to park up to one hundred twenty two (122) cars ("Allotted Parkinglt) , for use solely by Tenant and Tenant's employees, licensees, guests and invit:ees in the parking area or areas serving the Building (the "Parking Axeall) . Landlord shall designate as part of Tenant's Allotted Parking, sixteen
(16) of said spaces to be located in the parking gar-age located beneath the Building (the "Designated Spaces9l) in accordance with Exhibit F. The Designated Spaces shall in no way Increase Tenan't's Allotted Parking described above. The use of any more than the Allotted Parking by Tenant, its employees, licensees, guests or invitees, after notice from Landlord, shall be deemed a material event of default under -this Lease, and Landlord may immediately suspend or revoke 'the License and/or exercise such remedies as are provided in this Leaso. Landlord shall not be :responsible to Tenant for enforcing the License or for violation of the License by other tenants of -the Building, by third parties, or guests or visitors to the Building. Although the parties recognize and agree that Landlord shall have no enforcement obligations with respect 'to 'this
License or any other- parking facilities for 'the Building, in the event of a problem regarding Tenant's License, Landlord shall, upon Tenant's request, use reasonable efforts -to assist In a resolution of any such dispute.

                  43.2 In the event the number of pax-king spaces in 'the Parking Area is reduced by circumstances beyond the control of Landlord, the Allotted Parking shall be reduced proportionately; provided, however, that in the event. a condemnation results in a reduction of parking spaces by one third (1/3) or more and Landlord cannot provide alternate spaces within a reasonable proximity to the Building, Tenant shall have the right to terminate this Lease upon 'ten (10) days notice to Landlord.

                  43.3 Nothing contained in 'this Lease shall be deemed to create liability upon Landlord for7 any damage to motor vehicles of visitors or employees, for any loss of property from within those motor vehicles, or for any injury to Tenant, its employees, licensees, guests and invitees unless ultimately determined 'to be caused by the sole negligence or willful misconduct of Landlord, its agents, servants and employees. Tenant agrees to acquaint its employees with any parking rules and regulations promulgated by Landlord and assumes responsibility for compliance by its employees with such parking provisions, and Tenant shall be liable to Landlord for- all unpaid parking charges, if any, incurred by its employees. Any amount due from Tenant- pursuant to this Article 43 shall be deemed additional rent and failure 'to pay same shall constitute a default, under 'the Lease. if Tenant or its employees, licensees, guests and invitees park illegally or in areas designated for, use by others, or in driveways, fire lanes or areas not striped for general parking, then Landlord may charge Tenant, as additional rent., FIFTY and 00/100 DOLLARS ($50.00) per day for each day or partial day each motor vehicle is so parked. In addition, Tenant authorizes Landlord to (i) tow away from the Parking Area, at Tenant's sole cost and expense, any motor vehicle belonging to Tenant or Tenant's employees, licensees, guests and invitees parked illegally or in violation of this Article 43 or any parking rules and regulations promulgated by Landlord and (ii.) attach tickets to any motor vehicles belonging to Tenant or Tenant's employees, licensees, guests and invitees parked illegally or in violation of this Article 43 or any parking rules and regulations promulgated by Landlord.

                  44.        ACCESS AND COMMON AREAS

                  44.1 Tenant shall have the right of nonexclusive use, in common with others of (a) automobile parking areas not designated for use by others and driveways and (b) footways.

                  45.      intentionally Deleted Prior 'to Execution

                  46.      BROKER

                  46.1 Tenant and Landlord each represents to the other that no real estate broker is responsible for bringing about, or negotiating, this Lease and Tenant and Landlord have not dealt with any broker in connection with the Domised Premises.

                  46.2 In accordance with the foregoing representation, Tenant and Landlord each agrees to defend, indemnify and hold harmless the other, its affiliates and/or subsidiaries, partners and officers from any expense or liability (including attorney's fees) arising out of any claim for commission by any broker claiming or alleging .-to have acted on behalf of or -to have dealt with Tenant or Landlord, as applicable.

                  47.        CLEANING SERVICES

                  47.1 Landlord shall provide services for maintenance of the grounds, common areas and parking areas and such other cleaning services within the Demised Premises as are set forth on "Cleaning Service Rideir" annexed hereto and made a part hereof as Exhibit @tD'I, as same may be reasonably amended from -time -to time by Landlord. in -the event. of an amendment to the Cleaning Service Rider, Landlord covenants that any such modification shall be reasonably comparable to the services currently contained therein and shall not adversely affect Tenant's use and enjoyment of -the Demised Premises.

                  47.2 Tenant shall pay to Landlord the cost of removal from the Demised Premises of any of TenantIs refuse or rubbish other than ordinary office waste, and Tenant, at Tenantfs expense, shall cause all portions of the Demised Premises not used as office areas to be cleaned daily in a manner satisfactory to Landlord. Tenant also shall cause all portions of the Demised Premises used for the storage, preparation, service or consumption of food or beverages to be exterminated against infestation by vermin, roaches or rodents regularly and, in addition, whenever there shall be evidence of any infestation. Tenant shall contract directly with Landlord or, at Landlo@dfs option, directly with Landlord's contractors, for the removal of such other refuse and rubbish and for cleaning services in addition to those furnished by Landlord and for extermination services required hereunder.

                    48.      ASSIGNMENT A-ND SUBLETTING

                  48.1 For purposes of this Article and Article 11, any occupancy arrangement (including without limitation management agreements, concessions and licenses) affecting all or any part of the Demised Premises, other than a direct lease with Landlord, not deemed an assignment shall be referr-ed to as a sublease and any occupant of all or part of the Demised Premises, other than a tenant under a direct lease with Landlord, not deemed an assignee shall be referred to as a sublessee. Supplementing 'the provisions of
Article 11, and except as provided in Section 48.8 if the Tenant shall desire to assign this Lease, sublet or underlet all or any portion of the Demised Premises, it shall first submit in writing to the Landlord a notice setting forth in reasonable detalli

     (a) 'the identity and address of the proposed assignee or sublessee;

     (b) in 'the case of a subletting, the terms and conditions thereof;

     (c) the nature and character of the business of the proposed assignee and sublessee and its proposed use for the Demised Premises;

(d) banking, financial and other credit information relating -to the proposed assignee or sublessee reasonably sufficient to enable Landlord to determine the proposed assigneels or sublessee's financial :responsibility; and

                    (e) in the case of a subletting of only a portion of the Demised Premises, plans and specifications for Tenant's layout, partitioning, and electrical installations for the portion of the Demised Premises to be sublet.

                  48.2 If the nature and character of the business of the proposed assignee or sublessee, and the proposed use and occupancy of the De-mised Premises, or any portion thereof, by the proposed assignee or sublessee, is in keeping and compatible with the dignity and character- of the Building, then, subject to compliance
                  e u!27em@n@s_ @@Ar-t,               Artipl@_4;3_,_, a ytha.@g
to the contrary in Article 11 notwithstanding, Landlord agrees not ?I ri

assignment o@@                                 all, by
notice in writing as described in Section 48. 1, advise Landlord of its intention -to assign this Lease or -to sublease all or any part of 'the Demised Premises, @@m,_@@-and- @@e a _stated --date -(which gha@@- @@e- -thaq 3 d4@ after the d --Tenant: I-s-.-notice) in which event Landlord shall right, to be exercise bygiving written notice, to recapture the space described in Tenant's notice. Such recapture notice shall, if given, cancel and 'terminate this Lease with respect to the space -therein described as of a date which shall be -the later of 30 days following the date set forth in Tenant's notice, or 30 days after Tenant shall have surrendered possession of the Demised Premises. In the event- less than all of the Demised Premises are recaptured, Landlord shall construct and erect such partitioning and modify building systems as may be required 'to separate the space retained by Tenant from 'the space recaptured. The cost- of such alterations shall be borne fully and exclusively by Tenant, shall constitute additional rent hereunder and shall be payable to Landlord within 20 days following a statement from Landlord for the amount thereof; provided, however, that if such costs exceed $5,000 Tenant shall have -the right to approve said costs or to have such construction costs subject to a competitive bid.

48.3 If this Lease be cancelled pursuant to the foregoing with respect to less than the entire Demised Premises, the Minimum Rent and/or the Adjusted Minimum Rent and Tenan-tls occupancy Percentage shall be adjusted on the basis of the number of square feet retained by Tenant in proportion to the number of square feet originally demised under this Lease, and this Lease, as so amended, shall continue thereafter in full force and effect.

                  48.4 In addition to the foregoing requirements: (a) no sublease shall violate any law or result in an occupancy of the Delmised Premises by more 'than two tenants, including the Tenant hereunder, (b) no sublease shall be f or a term of less than two years, unless the unexpired term of 'this Lease shall be less than two years at the commencement of the sublease,
(c) no assignee or sublessee shall be an existing tenant of or any party than negotiating f or space in the Building, or any other building in the office park of which the Building is a part (1) owned by Landlord, Bellemead Development Corporation ("Bellemead") or any partnership in which Bellemead or an af filiate of Bellemead is a partner or (11) managed by Bellemead or an af f iliate of Bellemead ("Af f Illated Building"), (d) no sublease shall result in the occupancy of less than 1000 square feet of space, (e) Tenant shall not be in default under any of the terms and conditions of this Lease beyond any applicable grace period at the time of any notice or request- for consent. under the 'terms of this Article or at the effective date of such assignment or subletting. Furthermore, anything to 'the contrary in Section 48.2 notwithstanding, Landlord shall not: consent to any sublease or assignment unless Tenant agrees at the time of the proposed sublease or assignment and in 'the Tenant's notice required in Section 48.2 to pay over 'to Landlord fifty
(50%) percent of all consideration (of whatever nature received from the assignee or sublessee) net of reasonable cos@ (including brokerage expenses and fit-up expenses) of subletting or assignment that would be payable by the prospective sublessee or assignee -to Tenant over the term of the sublease or assignment pursuant to such sublease or assignment which exceeds the lororata share of the Adjusted Minimum Rent allocable to the Demised Premises, or any part thereof, as the case may be, payable by Tenant hereunder and (f) Tenant shall pay when due all brokerage or similar commissions arising from any assignment or sublease.

                  48.5 Any sublease must provide (a) that it shall be subject-and subordinate to all of the terms and conditions of -this Lease, (b) -that notwithstanding Article 2 hereof, -the use of the Dernised Premises thex:a!under @h&2 tricted exclusava-Ly-@ execut3-ve and administrative office use, ( ereof shall n cL beyond a date whi-c@-----i-s one day prior to the expiration date of the Term hereof, (d) no sublessee or its heirs, distributees, executors, administrators, legal representatives, successors or assigns, without the prior consent of Landlord in each instance, which consent Landlord may withhold for any reason or no reason, shall (1) assign, whether by merger, consolidation or otherwise, mortgage or encumber its interest in any sublease, in whole or in part, or (ii) sublet, or- permit 'the subletting of, that part of the Demised Premises affected by such subletting or any part -thereof, or (it!) permit such part of the Demised Premises affected by such subletting or any part 'thereof to be occupied or used for desk space, mailing privileges or otherwise, by any person other than such sublessee. The sale, pledge, transfer or other alienation of (y) fifty percent (50%) or more of the issued and outstanding capital stock of any corporate sublessee (unless such stock is publicly traded on any recognized security exchange or over-the-counter market) or (z) any t-zansfer of interest in fifty percent (50%) or more of any partnership or joint venture sublessoe, however accomplished, and whether in a single transaction or in a series of related or unrelated transactions, shall be deemed, for the purposes of this Section, an assignment of such sublease which shall require the prior, consent of Landlord in each instance, and (e) in the event of cancellation or termination of the Lease for any reason whatsoever or of the surrender of this

Lease whether voluntary, involuntary or by operation of law, prior to the expiration date of such sublease, including ex-tensions and renewals granted thereunder, that, at Landlord's option, the subtenan't shall vacate the Demised Premises or shall make full and complete at-tornment to Landlord for 'the balance of 'the terra of the sublease, which att:ornment shall be evidenced by an agreement in form and substance satisfactory to Landlord which 'the subtenant shall execute and deliver at any time within five days after request by Landlord, its successors and assigns. The subtenant shall waive -the provisions of any law now or hereafter in effect which may give the subtenant any right of election to terminate the sublease or -to surrender possession of the Demised Premises in the event any proceeding is brought by Landlord to terminate this Lease. No assignee c)v sublessee shall receive any credit from Landlord whatsoever for security deposits, rent or any other monies paid to Tenant unless same shall have been actually received by Landlord.

                  48.6  Each  of  the  following   events  shall  be  deemed  to
constitute an assignment of this Lease and shall require the prior writ-ten consent of Landlord in each instance:

         (a)                 Any assignment or transfer of this Lease by
         operation           of law;

         (b) Any hypothecation, pledge or collateral assignment of this lease;

     (c) Any involuntary assignment or transfer7 of this Lease in connection with bankruptcy, insolvency, receivership or otherwise;

                  (d) Any assignment, transfer, disposition, sale or acquiring of a controlling interest in Tenant to or by any person, entity or group of related persons or affiliated entities, whether in a single -transaction or in a series of related or unrelated transactions excluding, however, any such disposition on a publicly recognized stock exchange; and

                  (s)  Any  issuance  of an  interest  or  interests  in  Tenant
         (whe'ther stock, partnership interests or otherwise) to any person, entity or group of related persons or affiliated entities, whether in a single -transaction or in a series of related or unrelated transactions, such that following such issuance, such person, entity or group shall hold a controlling interest in Tenant excluding, however, any such disposition on a publicly recognized stock exchange.

For purposes of the immediately preceding sentence, a "controlling interest" of Tenant shall mean fifty (50%) percent or more of the aggregate issued and outstanding equitable interests (whether stock, partnership interests or otherwise) thereof.

                  48.7 Tenant, its sublessees, and their respective successors and assigns acknowledge and agree that 'the restriction that Landlard's consent under certain circumstances to a proposed assignment of this Lease or to a subletting shall not be unreasonably withheld and shall not be intended or construed as an agreement or covenant on the part of Landlord, but rather as a qualification on Tenan't's covenant not to assign 'this Lease or sublet, and they further agree that Landlord shall not be liable in damages or subject to liability of any other kind or nature whatever by reason of Landlo@d's failure or refusal to grant its consent to any proposed assignment of this Lease or subletting of the Demised Premises. Notwithstanding the foregoing, in the event of a withholding of Landlord's consent pursuant to this Article 48, Tenant shall retain its rights of specific performance or declaratory judgment against the Landlord.

48.8 It is a condition to the effectiveness of any permitted assignment, or sublease otherwise complying with Article 11 and this Article 48 that -the assignee execute, acknowledge and deliver to Landlord an agreement in form and substance reasonably satisfactory to Landlord whereby the assignee assumes all obligations of Tenant under this Lease, and agrees that the provisions of
Article 11 and this Article 48 shall continue -to be binding upon it in respect of all future assignments of this Lease. No assignment of this Lease shall release the assignor from its continuing obligations to Landlord under -this Lease or any renewals or, extensions thereof, except as expressly herein provided, and Tenant and any subsequent assignor shall continue to remain jointly and severally liable (as primary obligor) for all of Tenant's obligations hereunder.

                  48.9 Tenant covenants to obtain all permits and approvals required by any governmental or quasi-governmental agency for any work or otherwise required in connection with any assignment of this ]Lease or any sublease, and Tenant shall deliver copies of the same to Landlord prior to the commencement of work if work is to be done. Tenant is furthermore responsible for and is required to reimburse Landlord for all costs including, but not limited to, reasonable architectural, engineering and legal fees which Landlord incurs in reviewing any proposed assignment of this Lease or any sublease and any permits, approvals and applications for the construction within the Demised Premises. Tenant's failure to obtain any of the above-mentioned permits and approvals or to submit same and a duplicate original counterpart of the assignment or sublease to Landlord within five days of the date of issuance or execution of such item(s) shall constitute a default under this Lease.

                  48. 10 If Landlord reasonably withholds its consent to any proposed assignment or sublease, or if Landlord exercises its recapture option under Section 48.2, Tenant shall indemnify, defend and hold harmless Landlord against and from all loss, liability, damage, cost and expense (Including reasonable attorneys fees and disbursements) resulting from any claims that may be made against Landlord by the proposed assignee or sublessee or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

                  48. 11 If Landlord consents to any proposed assignment or sublease and Tenant fails to consummate the assignment or sublease to which Landlord consented within 60 days after the giving of such consent, Tenant shall be required again to comply with all of the provisions and conditions of this
Article 48 before assigning this Lease or subletting all or part of -the Demised Premises.

                  48.12 The joint and several liability of the named Tenant and any immediate or remote successor in interest of the named Tenant for the due performance and observance of all covenants and conditions to be performed and observed by Tenant shall not be impaired by any agreement of Landlord extending the time for such performance or observance or by Landlord's waiving or failing to enforce any provisions of 'this Lease.

                  48.13 The listing of any name other than that of Tenant on any door of the Demised Premises or on any directory or in any elevator in the Building or otherwise, shall not operate to vest in the per-son so named any right or interest in this Lease or in the Demised Premises or the Building, o@-be deemed to constitute, or serve as a substitute for any prior consent required under this Article.


                  48.14 Any provisions of Article 11 and Article 48 to the contrary notwithstanding, but subject to the other terms, conditions and Provisions contained in said Articles:

          (a) Any corporate Tenant shall have the right, without the consent of Landlord, to assign this Lease or sublet all or any part. of the Demised Premises to any corporation controlling, controlled by or under common control with Tenant, provided that no such assignee shall further assign this Lease and no such -------- sublessee shall assign or encumber its sublease or further sublet all or any part of the Demised Premises except in accordance with -this Article 48, and vided, further,, that any event resulting in ----- such assignee or sublessee ceasing -to be a corporation controlling, controlled by or under- common control with Tenant shall be deemed -to be an assignment or- sublease requiring -the prior consent of Landlord and Tenant shall thereupon be required -to comply with all provisions of Article 11 and -this Article 48 applicable thereto. For purposes of the immediately foregoing, "control*', means ownership of at least eighty percent (80%) of the issued and outstanding voting stock of such corporation.

                  (b) Any  corporate  Tenant shall also have the right,  without the consent of Landlord, to assign this Lease to any corporation succeeding to Tenant by merger or consolidation in accordance with applicable statutory provisions for merger or consolidation of corporations or by purchase of all or substantially all of Tenant's assets, provided that immediately after such merger, consolidation or purchase, the shareholders' equity (capital stock, additional paid-in capital and retained earnings) of the successor corporation or the purchasing corporation, as the case may be, shall be at least equal to the shareholder0s equity of Tenant immediately prior to such merger, consolidation or purchase and this shall be so certified by the chief financial officer of the assignee.

         It is Landlord's intent to permit assignment- of the Lease and subletting pursuant to this Section 48.14 exclusively as an accommodation to -the bona f ide and legitimate business needs of Tenant, and notwithstanding the provisions hereof, no assignment of this Lease or sublease of all or any part of -the Demised Premises without Landlord's consent- hereunder shall be permitted where the sole or primary purpose of such assignment or subletting is to permit occupancy of all or any part of the Demised Premises by a third party in avoidance of Landlord's consent, or in the case of a corporation's purchasing all or substantially all of Tenant's assets where this Lease constitutes all or a substantial portion of such assets.

         Tenant shall promptly give Landlord prior written notice of any assignment of this Lease or subletting permitted under this Section 48.14 accompanied by all documentation required by Landlord to establish compliance with the requirements of subsections (a) and (b) above and Tenant shall also promptly provide Landlord with a copy of any executed instrument of merger, consolidation or assignment or the executed sublease, as the case may be.

                    49.      TENANTIS COOPERATION; REASONABLE
                             MODIFICATIONS:              ESTOPPEL CERTIFICATE

                  49.1 If, in connection with obtaining financing for the Building and/ov the Real Estate, or otherwise upon the interest of the Landlord, as lessee, under any ground or underlying lease, any lending institution shall request reasonable modif !cations of this Lease as a condition of such financing, Tenant covenants not unreasonably to withhold or delay its agreement to such modification, upon Landlord's request-, provided that such modification does not materially or adversely affect 'the rights or uses of Tenant under this Lease.

          49.2 Tenant agrees at any 'time and from time to time, upon not less than ten days' prior written request, 'that Tenant shall execute, acknowledge and deliver to Landlord, or its designee, a statement in writing certifying: that this Lease is unmodified and is in full force and effect (or if there have been modifications, 'the specifics thereof and that the Lease is in full force and effect as modified); the dates to wh+/-ch the Minimum Rent (or Adjusted Minimum Rent) and additional rent have been paid; the amount of all rents paid in advance, if any; and any other information that Landlord shall reasonably request. Tenant further agrees to furnish Landlord upon demand at any time such information and assurances as Landlord may request that Tenant has not breached the provisions of this Lease. it is intended hereby that. any such statement delivered pursuant -to 'this Article may be relied upon by a prospective purchaser of 'the Landlord's interest or a mortgagee of Landlo@d's interest, or any assignee of any mortgage upon Landlord's interests In -the Real Estate. The foregoing obligation shall be deemed a substantial obligation of the tenancy, 'the breach of which shall give Landlord those remedies herein provided for an event of default. Tenant's failure to timely deliver such statement shall be conclusive upon Tenant: (a) that this Lease Is in full f oirce and ef f ect, without madif Ication except as may be represented by Landlord; (b) -that to the best of Tenant's knowledge there are no uncured defaults in Landlord's performance and Tenant has no right of offset, counterclaim, defenses or deduction against the Minimum Rent, Adjusted Minimum Rent, additional rent or against Landlord; and (c) that no more than one month's installment of Minimum Rent- has been paid in advance.

                  49.3 Tenant agrees at any time and from time to time, upon not less than ten (10) days' prior written request, -that Tenant shall demonstrate to Landlord Tenant's financial status and that of any occupant of the Demised Premises by submitting to Landlord all reasonable information as Landlord may request, including but not limited to Tenan't's latest annual report. The foregoing obligation shall be deemed a substantial obligation of the tenancy, the breach of which shall give Landlord those remedies herein provided for an event of default.

                    50.       LIMITATION OF LIABILITY;
                    DEFINITION OF "LANDLORD"

                    50.1 Notwithstanding anything to the contrary herein provided, each and every term, covenant, condition and provision of this Lease, is hereby made specifically subject to the provisions of this Article 50. The term "Owne3c" or "Landlord" as used in this Lease means only the owners or lessors fo-r the -time being of -the Real Estate, so that in the event of any conveyance of such interest and the transfer to the transferee of any funds -then being held under -this Lease by such owner, Landlord shall be and hereby is entirely freed and relieved of any and all obligations of Landlord hereunder thereafter accruing, and i t shall be deemed without further agreement between the parties and such g-rantee(s) that the grantee has assumed and agreed to observe and perform all obligations of Landlord hereunder. It is specif ically understood and agreed that notwithstanding anything 'to the contrary herein provided or otherwise provided at law or in equity, there shall be absolutely no personal liability in excess of its interest in the Real Estate (including the rents, issues and prof its -thereof) to the Landlord oic any successor in interest thereto (whether the same be an individual, joint venture, tenancy in common, firm or partnership, general, limited or otherwise) or, on -the part of that members of any f ix-m, partnership or joint venture or other unincorporated Landlord with respect to any of the terms, covenants and/or conditions of this Lease; in the event of a breach or default by Landlord, or any successor in interest thereof, of any of its obligations under this Lease, Tenant shall look solely to the then Landlord for the satisfaction of each and every remedy of Tenant, such exculpation of personal and additional liability which is in excess of such interest in 'the Real Estate to be absolute and without any exception whatsoever.

51.               STATLTTORY WAIVER: NOTICE BY TENANT

                  51.1 Tenant waives the benefit of N.J.S.A. 46:8-6 and 46:8-7, as same may be amended. Tenant agrees that it will not be relieved of the obligations to pay the Mini-mum Rent, Adjusted Minimum Rent or any additional rent in case of damage to or destruction of the Building, except as provided in
Article 9 of the Printed Portion of this Lease.

                  51.2 Tenant: shall give Landlord immediate notice in case of fire or accident within the Demised Premises, or, upon 'the Real Estate if involving Tenant, its servants, agents, guests, employees, invitees or licensees.

                  52.        CORPORATE AUTHORITY

                  52.1 Tenant represents that the officer executing and delivering this Lease has been duly authorized to enter into this Lease and that -the execution and delivery of this Lease by Tenant do not and shall not violate any provision of any by-law, agreemen-t, order, judgment, governmental regulation or any other obligation to which Tenant is a party or is subject.

                  52.2  Upon   execution   hereof,   Tenant  shall   deliver  an
appropriate certification by its secretary or assistant secretary to the above effect.

                  52.3 Landlord represents that 'the representative executing and delivering this Lease has been duly authorized to enter into this Lease and that the execution and delivery of this Lease by Tenant do not and shall not violate any provision of any partnership agreement, order, judgment, governmental regulation or any other obligation -to which Landlord is a party or is subject.

                  53.        PERSONAL TAXES

                  53.1 Tenant agrees to pay all taxes imposed upon Tenant or on the personal property of Tenant in connection with its use and occupancy of -the Demised Premises including, but not limited to, personal property, income, withholding and unemployment compensation, and 'to hold Landlord harmless from collection thereof out of monies due and owing Landlord.

                  54.        BUILDING CHANGES

                  54.1 The Lease shall not be affected or impaired by any change to any lawns, sidewalk, driveways, parking areas or streets adjacent to or around the Building, except as provided in the provisions of this Lease dealing with condemnation and in Article 20 hereof.

                  55.      HOILDING OVER

                  55.1 Tenant shall pay Landlord one and one-half (14,-) times the fair market rental value of the Demised Premises, as reasonably determined by Landlord (but- in no event less than one and one half (1h) -times the total of Adjusted Minimum Rent plus additional rent -then applicable under the Lease) for each month or partial month during which Tenant retains possession of the Demised Premises, or any part thereof, after -the expiration or termination of -the Lease. Tenant understands -that on 'the last day of the 'term of this Lease, all or a part of the Demised Premises may be subject to certain rights of occupancy held by other parties and that any retention of possession by Tenant after the last day of the term of this Lease may cause significant hardship on Landlord and on par-ties to whom certain rights of occupancy for all or any part of the Demised Premises have been granted. In connection with the foregoing, Tenant shall defend, indemnify and hold Landlord harmless against all liabilities and damages sustained by reason of any such retention of possession. Nothing contained in -this Lease shall be construed as a consent by Landlord -to the occupancy or possession by Tenant of the Demised Premises beyond the Termination Date or prior expiration of the term hereof, and Landlord, upon the Termination Date or prior expiration of the term hereof, shall also be entitled -to consequential damages and to the benefit of all legal remedies -that. now may be in force or may be hereafter enacted for summary possession of the Demised Premises.

                    56.       RESTRICTIVE COVENANT - FOOD SERVICE

                    56.1 Tenant hereby covenants and agrees (anything to the contrary contained in this Lease, notwithstanding) that it shall not use 'the Demised Premises or any portion thereof, for the service of food to anyone other -than Tenan't's employees, nor shall it. maintain any facilities for the sale or consumption of food to and by anyone other than Tenant's employees, without, in each case, obtaining -the prior written consent of the Landlord. The consent of the Landlord required hereunder may be withheld for any reason or no reason.

                  56.2 Landlord represents to Tenant, and Tenant acknowledges, that pursuant to agreements made or -to be made by and between the Landlord and third parties for the operation of a restaurant, cafeteria, coffee-cart and similar food services for this Building and/or other buildings in the office park in which this Building is located, no tenant of this Building, including Tenant, shall prepare, contract for,, serve or otherwise make available a food service facility in competition with such third parties other -than as permitted under Section 56.1 above and Article 68 hereof. Any breach of this restriction by -the Tenant shall be deemed a material event of default under the terms of this Lease, and Landlord may, in its discretion, exercise such remedies as it may deem appropriate to terminate 'this Lease, prevent a violation of this covenant, and recover any damages to which it may be exposed by virtue of a breach by 'the Tenant.

          56.3 Tenant shall not permit the consumption of food or drink in -the common areas of 'the Building.

                    57.      NOTICES

                  57.1 All notices, demands and requests which may or are required to be given, by either party hereunder -to the other, shall be in writing. All notices, demands and reques@ by Landlord to Tenant shall be deemed to have been properly given if sent by Landlord or its managing agent and mailed by registered or cer,tif ied mail, return receipt requested, postage prepaid, addressed to Tenant- at the Demised Premises with a copy -to:

                                                Vice President and
                                            Ass+/-stant- General Counsel
                                               Individual Insurance
                                                  Law Department
                                               213 Washington Street
                                                     2nd Floor
                                             Newark, New Jersey 07102

or to such other address as Tenant may from time to time designate by written notice 'to Landlord.

         All notices, demands and requests by Tenant 'to Landlord shall be deemed duly given or served if, and shall not be deemed duly given or served unless, sent by registered or certified mail, return receipt requested, postage prepaid, addressed to Landlord at:

              LANDLORD:          Jared Associates, L.P.
                                 c/o Bellemead Management Co., Inc.
                                 280 Corporate Center 4 Becke@ Farm Road
                                 Roseland, New Jersey 0706B

                                 Attention: Legal Department


or to such other address as Landlord may from time -to time designate by written notice to Tenant.

         All notices referred 'to hereunder shall be deemed given and received when delivered or when delivery is refused when mailed by United States registered or certified mail as aforesaid, in any post office or branch post office regularly maintained by the United State Government, unless said notice was personally served upon an officer of Landlord or Tenant, in which case such notice shall be deemed given when delivered.

                    58.      INTERPRETATION

                  58.1 If any term or provisions of this Lease or the application thereof to any party or circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease or the application of such term or provision to parties or circumstances other -than to those with respect to which it is held invalid or enforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced -to the fullest e@ent-permitted by law.

                  58.2 In any and all cases where Landlord's consent or approval is required under this Lease, Tenant shall upon Landlord' s demand reimburse Landlord, as additional i-ent, for all reasonable out of pocket costs and expenses, including but not limited to architectural, engineering and legal f ees, which Landlord incurs in determining whether to grant its consent or approval. In all instances under this Lease where Landloird's consent is required, (except in the case of assignment, subletting or structural modifications to the Demised Premises or Building), such consent shall not be unreasonably withheld or delayed.

                  58.3 Tenant shall pay all  reasonable  legal fees and expenses incurred by Landlord (i) in interpreting, enforcing or modifying the -terms of the Lease, (ii) in commencing and prosecuting a suit for the recovery of the Demised Premises, damages or- any amounts owed to Landlord, (ill) in commencing and prosecuting a declaratory action, (iv) in defending an action or counterclaim brought by Tenant and (v) in preparing for or appearing in an arbitration, mediation or other nonjudicial proceeding. Notwithstanding the foregoing, Landlord shall only be entitled to reimbursement under clauses (i) through (v) above in the event Landlord ultimately prevails in the underlying dispute.

                  58.4 This Lease shall be governed by and construed in accordance with the laws of and enforced only in the courts of New Jersey. Tenant hereby irrevocably submits itself 'to the jurisdiction of the courts of the State of New Jersey and to 'the jurisdiction of the United States Distri@ Court f or -the District of New Jersey for -the purposes of any suit, action or other proceeding brought by Landlord arising out of or based upon this Lease. Tenant hereby waives and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of -the above-named courts, that its property is exempt or immune from attachment or execution, that -the suit, action or proceeding is brought in an inconvenient- forum, that the venue of the suit, action or proceeding is improper or that this Lease may not be enforced in or by such court.

          58.5 This Lease shall be cons-trued without regard to any presumption or other rule requiring construction against. the party causing this -Lease to be drafted. Text deleted from a prior draft of this Lease shall not be admissible in an action or proceeding relating to -the Lease for the purpose of altering or limiting 'the meaning or effect of the Lease.

                  58.6 Tenant- acknowledges and agrees -that it has had the assistance of counsel in the review, negotiation and execution of this Lease or has waived its right 'to counsel.

                    59.       No OFFER OR AGREEMENT

                    59.1 No broker or agent of any broker has authority to make or agree to make a lease or any other agreement or undertaking in connection herewith, including, but not limited to the modification, amendment of or cancellation of a lease. The mailing or, delivery of this document or any draft hereof by the Landlord or its agent to Tenant, its agent or attorney shall not be deemed an offer by the Landlord to lease the Demised Premises on the terms herein. This Lease shall not be effective, nor shall Tenant have any rights with respect thereto unless and until Landlord shall accept -this Lease and execute and deliver the same to Tenant.

                    60.    DAMAGES

                  60.1  Notwithstanding  anything -to the contrary  contained in
Article 18 hereof, if Landlord shall re-enter the Demised Premises under the provisions of Article 18, or in -the event of the termination of -this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action of any provision of law by reason of default hereunder on the part of Tenant, Tenant shall be liable to Landlord for any and all damages as are permitted by law.

                  60-2 Suit ox- suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit -until the date when the term of this Lease would have expired if it had not been so terminated or had Landlord not re-entered the Demised Premises. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Any indemnity of Tenant shall survive the expiration or earlier termination of this Lease. Nothing herein contained shall be construed 'to limit or prejudice the right of Landlord to prove for and obtain as liquidated damages by reason of -the termination of this Lease or re-entry of 'the Demised Premises for the default of Tenant under this Lease, an amount equal 'to -the maximum allowed by any statute or :rule of law governing the proceedings in which such damages are to be proved whet-her or not such amount be greater, equal to, or less -than any of the sums ref erred to in Section 60.1.

                  61.        BANKRUPTCY

                  61.1 Tf, as a matter ot law, Landlord has no right on the bankruptcy of Tenant to terminate this Lease, then, if Tenant:, as debtor, or its trustee wishes to assume or assign this Lease, in addition -to curing or adequately assuring the cure of all defaults existing under this Lease on Tenant's part on the date of filing of -the proceeding (such assurances being defined below), Tenant, as debtor, or the -trustee or assignee, must also furnish adequate assurances of future performance under this Lease (as defined below) . Adequate assurance of curing defaults means the posting with Landlord of a sum in cash suf f icient to def ray the cost of such a cure. Adequate assurance of f uture perf ormance under this Lease means posting a deposit equal to -three (3) months' rent, including all (either charges payable by Tenant hereunder, such as the amounts payable pursuant to Article 36 hereof, and, in the case of an assignee, assuring Landlord that the assignee is financially capable of assuming this Lease, and that its use of the Demised Premises will not be detrimental to the other 'tenants in -the Building or Landlord. In a reorganization under Chapter 11 of the Bankruptcy Code, the debtor or trustee must assume this Lease or assign it within one hundred twenty (120) days from the filing of the proceeding, or he shall be deemed to have rejected and terminated this Lease.

                  61.2 if this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. Section 101 et seq. (the "Bankruptcy Code"), any and all monies or other considerations -to be delivered in connection with the assignment shall be delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any person or entity to which -this Lease is assigned pursuant to the provisions of -the Bankruptcy Code shall be deemed -to have assumed all of the obligations arising under, this Lease an and after the date of the assignment, and shall upon demand execute and deliver to Landlord an instrument confirming that assumption.

                    62.       Intentionally Deleted Prior, to Execution

                    63.       Intentionally Deleted Prior to Execution

                    64.       LANDLORD'S WORK: LANDLORD'S WORK LETTER

                    64.1  Tenant shall deliver 'to Landlord on or prior, 'to the
Outside Plan Date (as defined in Article 37 hereof) such drawings, layouts and specifications ("Tenan't's Specifications") in sufficient detail to enable Landlord 'to (1) prepare construction drawings (IOConstruction Drawings") and
(11) obtain a building permit for -the construction of the Demised Premises. Landlord shall prepare the Construction Drawings in accordance with Tenan't's Specifications and shall deliver the completed Construction Drawings to Tenant. Tenant- shall have seven (7) days after receipt of the Construction Drawings to approve or modify same (the "Approved construction Drawings"). Any delay beyond said seven (7) day period shall be deemed a Tenant Delay (as hereinafter defined in Section 64.2). Landlord shall construct the Demised Premises in accordance with the Approved Construction Drawings and Tenant shall pay Landlord for such work, subject to a construction allowance of $783,425.00 (the "Maximum Allowance") . The Maximum Allowance shall be applied to work that is above and beyond the work described in Exhibit H (Base Bulldling Items), which Base Building Items shall be completed at Landlard's expense. In the event -the cost for the total construction of the Demised Premises is more or less than the Maximum Allowance, such dif f erential will be paid on the Adjustment Date in accordance with Section 69.2 hereof. All of Landlord's work shall carry a one
(1) year warranty from 'their respective completion dates.

                  64.2 Any modification or addition -to -the Approved Construction Drawings requested by Tenant shall be in writing and shall be deemed to be an "Extra" or "Change O-cder". Within a reasonable period after Tenant's -request, Landlord shall advise Tenant of the work required, the cost thereof and the additional time required, if any, fox, the construction of the applicable "Extra'$ or "Change Order". Only Glenda Fos@er or Denny Groner (or a person authorized in writing by either one, provided such writ:-ten authorization has been received by Landlord) may execute an "Extra" or "Change orders' on behalf of Tenant and no other signatory has the authority -to bind Tenant in said regard. only those "Extras" or "Change Orders" executed by both Landlord and Tenant shall be binding on the par-ties hereto. Tenant shall be responsible for any delays in completing the Demised Premises by reason of Tenant's failure to cooperate with Landlord, Tenant's delays in submitting any drawings or specifications, or in supplying information, or in approving drawings, specifications or estimates, or in giving authorizations, or by reason of any "Extra" or "Change Order" designated by Tenant-, or by reason of any changes by Tenant in any designations previously made by Tenant, or by reason of any similar acts or omissions of Tenant (individually, a "Tenant Delay" and collectively, "Tenan't's Delays") - Any other delay in completing the Demised Premises due to any other reason, cause or factor beyond Landlord's reasonable control, including but not limited -to strikes or other labor disputes, accidents, orders or regulations of any federal, state, county or municipal authority, delays due to adjustment of insurance claims, lack of availability of materials, parts or services, acts of God, fire, earthquake, floods, explosion, action of the elements, war, hostilities, invasion, insurrection, riot, mob violence, sabotage or by reason of any other cause, whether similar or not to 'the foregoing, that is beyond the reasonable control of Landlord shall be hereinafter referred to as "Force
Majeure". In the event Tenant's Delays cause a delay in the completion of the Demised Premises, Tenant shall be responsible for any increases in costs resulting from such Tenant's Delays and any additional 'time required -to complete the Demised Premises. Any such additional costs shall be paid on the Adjustment Date in accordance with Section 69.2 hereof. In the event Force Majeure events cause a delay in the completion of the Demised Premises, neither, Landlord nor Tenant shall be responsible for any additional time required to complete the Demised Premises or for any additional costs resulting therefrom.

                  64.3 The parties hereto acknowledge and agree that Landlord's construction of the Demised Premises in accordance with Tenant's Specifications and any authorized "Extras" or "Change Orders" shall be performed an what is commonly referred to as a "Cos,t-Plus" basis. In this regard, Tenant shall be obligated to pay for the compounded cost of those items in the Approved Construction Drawings, any approved Extras ox, Change Orders plus Project General conditions, Profit and overhead (as such terms are defined below). Landlord and Tenant agree that (a) the project general conditions, as described on Exhibit B attached hereto ("Project General Conditions") shall be deemed to be 6% of the total cost to prepare the Demised Premises for Tenant"s occupancy and (b) Landlord's prof it ("Pzof it") shall be deemed to be 5% of the total cost to prepare the Demised Premises f or Tenant I s occupancy and (c) Landloird's overhead ("Overhead") shall be deemed to be 5% of the total cost to prepare the Demised Premises for Tenan-tls occupancy. The aggregate sum of
Project: General Conditions, Profit and Overhead shall be compounded for this project. Any amount (above and beyond the Maximum Allowance) due Landlord for those items in the Approved Construction Drawings, any approved Extras or Change orders, Project General Conditions and Landlovdls Profit and Overhead shall be payable on -the Adjustment Date in accordance with Section 69.2 hereof. Landlord agrees that fox, each trade to be subcontracted out in connection with Landlord-s construction of the Demised Premises, Landlord shall request bids from no fewer than three (3) subcontractors to be mutually agreed upon by Landlord and Tenant. From said three (3) bids, Landlord may award work 'to the lowest bidder without Tenant's prior-consent. From said three (3) bids, Landlord may award work to a subcontractor who was not the lowest bidder, provided Tenant has given its prior consent. In addition, in those instances where it is appropriate, Landlord will request that certain subcontractors provide bids with unit pricing in order to facilitate any additional Extras or Change Orders that Tenant may request.

                  64.4       Provided Tenant is not in default hereunder, as of
the f if th @h) ann@v           nmmt--nn@t-pai-e, Landlord

gx. es t@r a'@t and reca@e@ the Demised Premises with building _;p

          ,- .--@n @he event Tenant desires an upgrade of any standard @ii i3@

wall or floor covering, Landlord shall grant to Tenant an allowance equal to the building standard materials and any excess will be paid by Tenant -to Landlord, on demand. For the purposes hereof, building standard carpet shall be nylon broadloom carpet with a face weight of at least twenty six (26) ounces.

65.                 RENEWAL OPTION

                    65.1 Subject -to -the provisions of Section 65.2 below, Tenant shall have the option -to renew 'this Lease for an additional term of five (5) years (,the "Renewal Tex-ml'), which Renewal Term shall commence upon the expiration of -the -term described in Article 37 of this Lease (the "Initial Term"). The terms, covenants and conditions during the Initial Term, including but not limited to 'the definitions of the First Tax Year and First Operating Year as set forth in Article 36 hereof, shall be projected and carried over in-to the Renewal Term, except- as specifically set forth hereinafter.

                  (a) The Minimum Rent during the Renewal Term shall be the greater of (i) Market Rent (as defined in clause (b) below) or (ii) the Adjusted Minimum Rent as of the last day of the Initial Term.

                         "Market  Rent"  shall  mean  the fair  market  rent for
the Demised Premises, as of the commencement date of the Renewal Term (the "De-terminati on Date") , based upon 'the rents generally in effect for comparable office space in the area in which the Real Estate is located taking into consideration any lease concessions that are customarily available in -the market at such time. Market Rent (for the purposes of determining the Minimum Rent only during the Renewal Term) shall be determined on the same basis as Adjusted Minimum Rent is calculated in accordance with the terms of this Lease.

Landlord shall no-tif y Tenant ("Landlord's Determination Notice") of landlord's determination of the Market Rent within sixty (60) days of the Determination Date. If Tenant disagrees with Landlord's determination, Tenant shall notify Landlord ("Tenant's Notice of Disagreement") within fifteen (15) days of receipt of Landlord's Determination Notice. Time shall be of the essence with respect to Tenant's Notice of Disagreement, and the failure of Tenant to give such notice within the time period set forth above shall conclusively be deemed an acceptance by Tenant of the Market Rent as determined by Landlord and a waiver by Tenant of any right to dispute such Market: Rent. If Tenant timely gives its Tenant's Notice of Disagreement, then the Market Rent shall be determined as follows: Landlord and Tenant shall, within thirty (30) days of -the date on which Tenant's Notice of Disagreement was given, each appoint an Appraiser (hereinafter defined) for-the purpose of determining the Market Rent. An Appraiser shall mean a duly qualified impartial real estate appraiser having at least ten (10) years' experience in the area in which the Demised Premises are located. In 'the event that -the two (2) Appraisers so appointed fall to agree as to the Market Rent within a period of thirty (30) days after the appointment of the second Appraiser, such two (2) Appraisers shall forthwith appoint a third Appraiser who shall make a determination within thirty (30) days thereafter. If such two Appraisers fall to agree upon such third Appraiser within ten (10) days following the last thirty (30) day period, such third Appraiser shall be appointed by a presiding Judge of the Superior Court of the State of New Jersey f or the County in which the Real Estate is located. Such two (2) Appraisers or three (3) Appraisers, as -the case may be, shall proceed with all reasonable dispatch to determine the Market Rent. The decision of such Appraisers shall be final; such decision shall be in writing and a copy shall be delivered simultaneously to Landlord and 'to Tenant. If such Appraisers fail to deliver their decision as set forth above prior to the commencement of the Renewal Term, Tenant shall pay Landlord the Adjusted Minimum Rent at the rate as of the last day of -the Initial Term, until such decision is so delivered. if the Market Rent as determined above is in excess of the actual rent paid, then Tenant, upon demand, shall pay to Landlord the difference between the actual rent paid and the Market Rent from the commencement of -the Renewal Term.

Landlord and Tenant shall each be responsible for and shall pay the fee of the Appraiser appointed by them respectively, and Landlord and Tenant shall share equally -the fee of the third Appraiser. Promp,tly upon determination of the Market Rent, Tenant- shall execute and deliver a Lease amendment prepared by Landlord setting forth the terms of the Renewal Term.

                    65.2      Tenant's  option  to renew, as provided in Section
65.1 above, shall be strictly conditioned upon and subject -to each of the following:

                  (a) Tenant shall notify Landlord in writing of Tenant's exercxse of its option to renew at least nine (9) months, buc not more than twelve (12) months, prior -to 'the expiration of the Initial Term;

                  (b) At the time Landlord receives Tenant's notice as provided in (a) above, and at the expiration of -the Initial Term, Tenant shall not have been in default under the terms or provisions of this Lease after -the expiration of any applicable grace period and the Tenant named on the first and last page of this Lease or a peir -,,e in occupancy of -the entire Demised Premi.ses;

                  tc) Tenant shall have no further renewal option other than the option to extend for the one Renewal Term as set- forth in Sec,tion 65.1 above;

                  (d) This option 'to renew shall be deemed personal to the Tenant named on the first and last page of this Lease and -to any affiliate of Tenant and may not otherwise be assigned; and

                  (e) Landlord shall have no obligation to do any work or perform any services for the Renewal Term with respect to the Demised Premises or the Building which Tenant agrees to accept in their then "as is" condition.

                    66.       ECRA COMPLIANCE

                    66.1 Tenant shall, at Tenant's own expense, comply with the Environmental Cleanup Responsibility Act, (N.i.S.A. 13:IK-6 et seq.), the Comprehensive Environmental Response, Compensation & Liability Act (42 U.S.C. 9601 et seq.) and the Spill Compensation and Control Act (N.J.S.A. 58:10-23.11 et seq.) and any and all amendments thereto and the regulations and orders promulgated thereunder with respect to Tenant's use and occupancy of the Dem+/-sed Premises. Tenant shall, at Tenant's own expense, make all submissions to, provide all information to, and comply with all requirements of, the Bureau of Indus-trial site Evaluation ("the Bureau") of the New Jersey Department of Environmental Protection (IINJDEPOR) . Should the Bureau or any other division of NJDEP determine that a cleanup plan be prepared and that a cleanup be undertaken because of any spills or discharges of hazardous substances or wastes in or about the Real Estate caused by Tenant which occur during the term of this Lease, then Tenant shall, at Tenant's own expense, prepare and submit the required plans and financial assurances, and carry out the approved plans. Tenan't's obligations under this Article shall arise if there is any closing, terminating or transferring of operations of an industrial establishment utilizing the Demised Premises or a transfer of the Real Estate or any port-ion thereof which falls under the purview of -the statutes hereinbefore referred.

                  66.2 Tenant shall promptly provide all information reasonably requested by Landlord for preparation of non-applicability affidavits and shall promptly sign such affidavits when reasonably requested by Landlord. Tenant shall indemnify, defend and save harmless Landlord from all fines, suits, procedures, claims and actions of any kind arising out: of or- in any way connected with any spills or discharges of hazardous substances or wastes in or about the Real Estate caused by Tenant which occur during the term of this Lease; and from all f ines, suits, procedures, claims and actions of any kind arising out of Tenantfs failure to provide all information, make all submissions and -take all actions required by the Bureau or any other division of NJDEP. Tenan't's obligations and liabilities under this Article shall continue so long as Landlord remains responsible for any spills or discharges of hazardous substances or wastes in or about the Real Estate caused by Tenant which occur during the term of this Lease. Tenan't's failure -to abide by the 'terms of this Article shall be restrainable by injunction.

                  66.3 Landlord represents to the best of its knowledge, without any independent inquiry or investigation that as of the Commencement Date, the Real Estate is in compliance with all applicable environmental laws, rules and regulations. Landlord agrees to defend, indemnify and hold harmless Tenant for any environmental violation existing in the Building or the Land on the Commencement Date, the breach of the foregoing representation or from any environmental contamination of the Real Estate as a result of Landlord's actions.

                  67.        RELOCATION ALLOWANCE

                  67.1 As additional consideration fox, Tenant entering into 'this Lease, Landlord hereby gvants 'to Tenant a moving allowance credit in the amount of ONE HUNDRED FIFTY SIX THOUSAND SIX HUNDRED EIGHTY FIVE AND 00/100 DOLLARS ($156,685-00) (the "Relocation Allowance") - Landlord shall pay -the Relocation Allowance to Tenant on the Adjustment Date in accordance with Article 69 hereof.

                  68.        FOOD SERVICE FACILITY

                  68.1 Within ninety (90) days after- the Commencement Date of this Lease, Landlord shall provide to the tenants of the Building, including Tenant a food service facility on the first (Ist) floor of the Building (the "Cafeteria"). The Cafeteria will be managed by an independent food operator. The initial hours of operation shall be from 7:30 a.m. 'to 3:00 p.m., Monday -through Friday, excluding Legal Holidays. The Cafeteria will offer a limited breakfast menu between the hours of 7:30 a.m. and 9:30 a.m. and a luncheon menu between the hours of 11:30 a.m. to 2:30 p.m. Catering shall also be available to the -tenants of the Building. The lunch menu is intended to consist of soups, sandwiches and one or two hot entrees per- day. in addition, the Cafeteria shall contain various other food items, such as candies, cookies, sodas, salads, beverages and snacks. The Cafeteria shall also contain a vending area to provide drinks and snacks during off hours.

                  68.2 It is Landloird's intention to provide a food service facility similar to the Cafeteria described above during the term of this Lease. ' Notwithstanding the foregoing, in the event the continued operation of a food service facility in the Building becomes cost prohibitive, inappropriate or unreasonable under the circumstances, Landlord may elect to terminate or modify its existence. Any such modification or termination shall in no way affect Tenant0s obligations under the terms of this Lease.

                  69.        ADDITIONAL LEASE INDUCEMENT

                  69.1 As additional consideration for Tenant entering into 'this Lease, Landlord shall pay to Tenant the sum of ONE HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($150,000.00) within thirty (30) days after the Commencement Date of this Lease, provided Tenant is not in default under any of 'the provisions of this Lease at such time.

                  69.2 As of a date not later than thirty (30) days from the Commencement Date (the "Adjustment Date") , Landlord and Tenant shall settle the total sums owing to the parties from one another, including any wc3irk letter items less than or exceeding the Maximum Allowance (as described in Article 64), the Relocation Allowance (described in Article 67) and -the additional lease inducement described herein. Tenant shall have the right upon notice to Landlord -to redistribute any of 'the aforementioned allowances whether or not used for the intended purposes stated herein provided that -the total sum does not exceed -those amounts described here i n. As of the Adjustment Date, the monies described herein shall be paid by the appropriate party to the other. In the event Landlord fails to pay to Tenant any sums that it is obligated to pay in accordance with this Article 69 within fifteen (15) days af t:er their due date, Tenant may, upon ten (10) days written notice to Landlord, of f set any such balance against payments of minimum Ren't due hereunder, provided Landlord has not previously cured said default-.

                  70.        SATELLITE ANTENNA

                  70.1 So long as Tenant has not (i) breached any term of this Lease, (ii) assigned the Lease to any entity other than an affiliate of Tenant or (iii) sublet all or any part of the Demised Premises, Landlord shall, at Tenant's expense and upon Tenant's prior written request erect and obtain municipal approval for one or more satellite antenna transmission/reception devices in accordance with Tenant's plans and specifications. Landlord shall have no obligation to erect and obtain municipal approval for said satellite antenna transmission/reception devices unless Landlord first approves in writing the plans and specifications -therefor, which approval shall not be unreasonably withheld or delayed. Tenant shall, at its expense, fully cooperate with Landlord in obtaining requisite governmental approvals. If Tenant breaches any term of the Lease, Landlord may, at Tenant's expense, remove all or any of said satellite antenna transmission/reQeption devices and restore any damage or injury that said satellite antenna ticansmission/reception or -the removal thereof may have caused.

                  70.2 Upon the expiration or earlier termination of the Lease, Landlord may, at Tenant's expense, remove all of said satellite antenna transmission/reception devices and restore any damage or injury that said satellite antenna transmission/reception devices or the removal thereof may have caused. Tenant agrees to release Landlord from, and to defend, indemnify and hold Landlord harmless against, any liabilities and expenses that may arise with regard to said satellite antenna transmission/reception devices. Fuvthermoze, in connection with said satellite antenna transmission/recep'tion devices, Tenant shall procure and maintain comprehensive general liability insurance in compliance with each of the requirements set forth in section 41.1 of 'the Lease.

                  71.      RESTRICTION ON CERTAIN PROSPECTIVE TENANTS

                  71. 1 So long as Tenant has not (i) breached any of the terms of this Lease, (ii) assigned the Lease to any entity other than an affiliate of Tenant or (Iii) sublet all or any part of the Demised Premises to any entity other than an affiliate of Tenant, Landlord shall be prohibited from entering in'to a lease in -the Building with any of the following prospective tenants: Metropolitan Life Insurance Company, Equitable Life Assurance Company, Northwestern Mutual Life Insurance Company and New York Life Insurance Company (the "Prohibited Tenants"). Landlord shall only be prohibited from leasing space in the Building -to any of the Prohibited Tenants if the space requirements for such entity is less than the square footage actually occupied in the Building by Tenant at such time.

                                                    72. SIGNAGE

                               72.1 In the event Landlord provides outside building signage 'to other -tenants of the Building that are of a similar size and nature of Tenant, Landlord shall offer similar rights -to Tenant for any such signage.

                  72.2 Landlord shall provide in the Building lobby, at Landlord's expense, a building directory sufficient- 'to list all of Tenant's senior executives who maintain active offices in the Building. Tenant shall be permitted -to install appropriate signage on the walls of elevator lobbies and on entrance doors to all space under lease by Tenant, subject to Landlord's reasonable approval of same.

                    73.       RIGHT OF FIRST OR SECOND OFFER

                    73.1 There currently exists two (2) units of space in -the Building consisting of 26,683 square feet on 'the first (lst.) floor directly below the Demised Premises (-the "Fii7s't Floor option Space") and 31,337 square feet on 'the second (2nd) floor on the opposite wing of the Building (the "Second Floor option space"), both such units are identified on Exhibit I attached hereto and made a part hereof (collectively, the "Option Space"). After the Option Space has been initially leased@-, Landlord agrees that if all or any portion of the Option Space shall thereafter become available during the terra of this Lease, then in any such case, subject to the rights of existing tenants, if any, and subject to 'the rights of Federal Insurance Company for- the First Floor option Space, before offering the available Option Space to any other party, Landlord will offer 'to Tenant the right 'to include the Option Space within the Demised Premises on -the Inclusion Date (hereinafter defined) upon all of the terms and conditions of this ]Lease, as if the option Space had been part of the Demised Premises on -the Commencement Date, except as specifically set forth hereinafter. The Inclusion Date shall be 'the date on which the Option Space is made available for Tenant's occupancy, which shall include a reasonable period of time for the Option Space to be built out for Tenant's requivements.

         (a) The Minimum Rent payable with respect to the Option Space shall commence on the inclusion Date and shall be (i) the Market Rent (as def ined in clause (b) below) which shall in no event be less than (ii) the product of (1) the Adjusted Minimum Rent per square f oot. with respect to the Demised Premises on the date Landlord's ofrer is made and (2) the rentable square foot area of the Op-tion Space.

         (b) "Market Rent" shall mean the fair market rent for the Option Space as of- the Inclusion Date based upon the rencs generally in effect for comparable office space in the area in which 'the Real Estate is located taking in-to consideration any lease concessions that are customarily available in the market at such t ime. Market: Rent (f or the purposes of determining the Minimum Rent f or the Option Space only) shall be determined on the same basis as Adjusted Minimum Rent is calculated in accordance with the terms of -this Lease.

         (c) Landlord shall notify Tenant (IIIandlordIs Determination Notice") of Landlard's determination of the Market Rent- on or before the Inclusion Date. if Tenant disagrees with Landlordfs determination, Tenant shall notify Landlord ("Tenant's Notice of Disagreement") within fifteen (15) days after- receipt of Landlord's Determination Notice. Time shall be of the essence with respect 'to Tenantts Notice of Dlsagreement, and the failure of Tenant to give such notice within the time period set forth above shall conclusively be deemed an acceptance by Tenant- of the Market Rent as determined by Landlord and a waiver by Tenant of any right to dispute such Market Rent-. if Tenant timely gives its Tenant's Notice of Disagreement, then the Market Rent shall be determined as follows: Landlord and Tenant shall, within 'thirty (30) days after the date on which Tenant's Notice of Disagreement was given, each appoint an Appraiser (he@e-inaftex- defined) for the purpose of determining the Market Rent. An Appraiser shall mean a duly qualified impartial real estate appraiser having at least ten (10) years experience in the area in which the Building is located. In the event -that the -two (2) Appraisers so appointed fall to agree as to the Market- Rent within a period of thirty (30) days after the appointment of the second Appraiser, such two (2) Appraisers shall forthwith appoint a third Appraiser who shall make a de-termination within thirty (30) days thereafter. If such two (2) Appraisers so appointed fail to agree upon such third Appraiser within ten (10) days following the last thirty (30) day period, such third Appraiser shall be appointed by a presiding Judge of the superior Court of the State of New jersey for the County in which the Building is located. Such two (2) Appraisers or three (3) Appraisers, as the case may be, shall proceed with all reasonable dispatch to determine -the Market Rent. The decision of such Appraisers shall be final; such decision shall be in writing and a copy shall be delivered simultaneously to 'Landlord and to Tenant. Tenant shall pay Landlord Adjusted Minimum Rent on the Option Space at -the rate set forth in Section 73.1(a) (11) hereof until such decision is so delivered. If -the Market- Rent as determined above is in excess of actual rent paid, then Tenant-, upon demand, shall pay to Landlord the dif f erence between the actual rent paid and the Market Rent from the Inclusion Date. Landlord and Tenant shall each be responsible for and shall pay the fee of the Appraiser appointed by them respectively, and Landlord and Tenant shall share equally the f ee of the third Appraiser. Promptly upon determination of the Market Rent, Tenant shall execute and deliver a Lease amendment in a f or-m satisfactory to Landlord reflecting the inclusion of the option Space within -the Demised Premises on the Inclusion Date.

         73.2 Landlord shall make the foregoing offer in writing, and Tenant shall have the right 'to exercise such option with respect to the Option Space if Tenant shall not have breached any term or provision of the Lease and the Tenant named on the first and last page of the Lease or an affiliate of Tenant is in occupancy of the entire Demised Premises. Tenant may only exercise such op-tion by written notice received by Landlord within ten (10) days af ter Landlord makes such of f er to Tenant. Tenant shall accept the Option space in its "as is" physical condition as of the Inclusion Date and agrees that Landlord will not be required to do any work or perform any services therein. If Tenant does not accept the offer made by Landlord pursuant to -the provisions of this
Article 73 with respect 'to -the opt-ion Space, Landlord shall be entitled to lease such space in whole or in part, or in whole or in parts in conjunction with any other space, to others at such rental and upon such terms and conditions as Landlord, in its sole discretion may desire whether such rental terms, provisions and conditions are the same as those offered to Tenant or more or less favorable. Notwithstanding the foregoing, in the event all or any portion of the Option Space is leased to a third party (the "Rejected Space") , Tenant- shall retain its right of first offer with respect to (i) the remaining portion of the option space and (ii) any Rejected Space that becomes available at a later time. Tenant agrees not to acquire the Option Space pursuant to 'this
Article 73 for the primary purpose of subletting or otherwise disposing of the same or any part thereof to others.

         73.3 If the option Space shall not be available for Tenant's occupancy on the inclusion Date for any reason including the holding over of the prior tenant, then Landlord and Tenant agree that the failure to have such Option Space available for occupancy by Tenant shall in no way affect the validi-ty of -this Lease ox- the inclusion of 'the Option Space within the Demised Premises as of the Inclusion Date or the obligations of Landlord and Tenant hereunder, nor shall the same be construed in any way to extend the term of this Lease. Notwithstanding the foregoing, nothing herein shall obligate Tenant to pay rent for the option Space until same is made available for Tenant's occupancy.

IN WITNESS WHEREOF, Landlord has signed this Lease and this rider, and Tenant by its proper corporate officers has signed this Lease and this Rider this @- day of December, 1992.

                                    LANDLORD:
WITNESSED BY:            JARED ASSOCIATES, L.P.
                             By:      Chubb Realty, Inc.,
                                                    Ge      1 Partner


                                        By:
     Robert T. Lapidus                           Roblbr-t R. Max-t+/-e
     Assistant Secretary                         Vice President

                                        AGENT FOR LANDLORD:

     ATTESTED BY:                       BELTEMEAD MANAGEMENT CO., INC.



                                        By:
     Robert T. Lapidus                           Robert R. Martle
     Assistant Secretary                         Vice President


                          TENANT:

ATTESTED BY:                                 THE PRUDENTIAL INSURANCE COMPANY OF
                                             AMERICA




                                            By:
     Nci O-:       Ma@,Y s@zziz I C? I                                 barbarcf
                   (.Please Print)                            PleqL e PrLnt)
     Title:          Secretary                    Title: 6reslgent
                   (Please Print)                          (Please Prlnt)

                            FIRST AMENDMENT OF LEASE

FIRST AMENDMENT OF LEASE dated as of April 1, 1993 between JARED ASSOCIATES, L.P., a New Jersey limited partnership, having an address c/o Bellemead Management Co. , Inc. , 4 Becker Farm Road, Roseland, New Jersey 07068 (hereinafter called "Landlord") and THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation having an address at Prudential Plaza, Newark, New Jersey 07101 (hereinafter called "Tenant").

                               W I T N E S S E T H

           WHEREAS:
         A. Landlord and Tenant heretofore entered into a certain lease dated Deoember 17, 1992 (said lease, as the same may be amended from time to time, is hereinafter called the "Lease") with respect to premises on the second (2nd) floor comprising 31,337 rentable square feet (the "Original Demised Premises") of that certain office building ("Building") known as and located at 477 Martinsville Road, Basking Ridge, New Jersey;
         B. Tenant is desirous of increasing the size of the Demised Premises by the addition of some (i) 12,108 rentable square feet ("Additional Space All) on the first (Ist) floor of the Building and some (ii) 5,876 rentable square feet on 'the first (1st) floor (the "Ground Floor B Unit"), 30,599 rentable square feet on the third (3rd) floor and 26,641 rentable square feet on the fourth
(4th) floor of the Building (collectively, "Additional Space B") for a total Additional Space B of 63,116 rentable square feet, all as illustrated on Schedule A attached hereto and made a part hereof. Additional Space A and Additional Space B are hereinafter sometimes collectively referred to as the "Additional Space"; and

     C. The parties hereto desire to further modify the Lease in certain respects.

     NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, the parties hereto modify said Lease as follows: 1. All terms contained in this First Amendment of Lease that are defined in the Lease, shall, for the purposes hereof, have the same meaning ascribed to them in the Lease-

2. Notwithstanding anything to 'the contrary contained in the-Lease, the date set for the expiration of the term thereof is hereby modified so that the Termination Date for the Original Demlsed Premises and the Additional Space shall be ten
(10) years after -the Additional Space B Commencement Date, which based upon a commencement date of November 1, 1993 is October 31, 2003. Landlord shall deliver to Tenant a notice ("Commencement Date Notice") confirming, among other things, the revised Termination Date. Tenant shall acknowledge receipt of the Commencement Date Notice by signing a copy of same and returning it to Landlord within five (5) days after Tenantfs receipt thereof.
         3. The Demised Premises shall be expanded 'to incorporate Additional Space A on or about July 12, 1993 (the "Estimated Additional space A
Commencement Date") . Notwithstanding the above, -the Additional Space A commencement date (the."Additional Space A Commencement Date") shall be the earlier of the date upon which:
         A. Landlord has procured a temporary or permanent Certificate of Occupancy, permitting occupancy of Additional Space A by the Tenant; and (ii) the Landlord's architects shall have certified that Landlord has substantially performed the work for Additional Space A (the "Additional Space A Work") .
Substantial completion shall be deemed to have occurred even though minor details of work remain to be done, provided such details do not materially interfere with the Tenant's use of Additional Space A, or

 B. Tenant shall have taken possession of all or any part of Additional space A.
                If Landlord is unable to obtain a permanent Certificate of Occupancy for Additional space A as of the Additional Space A Commencement Date, Landlord shall nevertheless be required to obtain a permanent Certificate of occupancy at a later date and deliver same to Tenant as soon as it is available from Bernard's Township.
                  Tenant shall have the right to submit a thirty (30) days

"punch-list" of minor items in Additional Space A to be repaired by Landlord. Landlord agrees to complete said "punch-list" items in an expeditious manner and if possible, within thirty (30) days of receipt of Tenan-tfs list.
                  As of the  Additional  Space A  Commencement  Date,  Exhibit A
(Rental Plan) to the Lease shall be modified and expanded to include the attached Schedule B.
         4. The Demised Premises shall be expanded to incorporate Additional Space B as of November 1, 1993, provided Landlord completes the Additional Space B Work (as hereinafter defined in Paragraph 9 hereof) within twenty three (23) weeks from the date that Tenant has submitted the required drawings, layouts and specifications for Additional Space B in sufficient detail to enable Landlord to
(i) prepare construction drawings and (ii) obtain a building permit for the construction of Additional Space B (the "Additional Space B Commencement Date"). Any delay in the Additional Space B Commencement Date that is not a Tenant Delay (as defined in Article 64.2 of the Lease) shall result in an extension of the Additional Space B Commencement Date for a period equal to the time frame for such delay. Furthermore, in the event the Additional Space B Commencement Date occurs prior to November 1, 1993, Tenant shall be entitled to occupy Additional Space B on a free rent basis prior to November 1, 1993. In addition to the foregoing, if Additional Space B is not available for Tenant's occupancy within ninety (90) days from November 1, 1993 as a result of Landlardfs delays, Tenant shall receive one (1) day of free rent for Additional Space B f or each day of delay to be credited to Tenant as of the Additional Space B Commencement Date.
                  As of the Additional Space B Commencement Date, Exhibit A (Rental Plan) to -the Lease shall be modified and expanded to include the attached Schedule C. Accordingly, for all times after the Additional Space B Commencement Date, Exhibit A (Rental Plan) to the Lease shall consist of the original Exhibit A, together with the attached Schedules B and C.
                  The Lease is hereby amended to provide that Tenant shall pay an annual minimum Rent as follows:

           A.     For the original Demised Premises (31,337 rentable square
feet), annual rent shall continue 'to be payable in accordance with page I of the Lease; however, the lease months 61-120 described in the first column of the rent schedule shall be modified to be 61Balance of Term.
         B. For Additional Space A (12,108 rentable square feet) annual rent shall be as follows:
     Lease   Months     Rent olslf                     Annual       Monthlv

      1-12                     $18.50                $223,998       $18,666.50
     13-24                      19.50                 236,106       19,675.50
     25-36                      20.50                 248,214       20,684.50
     37-48                      21.50                 260,322       21,693.50
     49-60                      23.50                 284,538       23,711.50

           61-Balance of     24.50            296,646           24,720.50
           Term

         C. For Additional Space B (63,116 rentable square feet), annual rent shall be as follows:
     Lease    Months     Rgnt Dls4f-                     Annual-    Monthly

      1-12                     $19.50                 $1,230,762   $102,563.50
     13-24                      20.50                  1,293,878    107,B23.17
     25-36                      21.50                  1,356,994    113,082.83
     37-48                      22.50                  1,420,110    118,342.50
     49-60                      24.50                  1,546,342    128,861.83
    61-120                      25.50                 1,609-,458    134,121.50

         G.A.  At all times  after the  Additional  Space A  Commencement  Date,
Section 36.2 of 'the Lease shall be modified to provide that the original Demised Premises shall contain 31,337 square feet and Additional Space A shall contain 12,108 square feet, for a total Demised Premises of 43,445 square feet. In addition, Tenant's Occupancy Percentage for the original Deynised Premises shall be 13.59 percent and Tenant's Occupancy Percentage for Additional

Space          A shall be 5.25 percent for a total Occupancy Percentage of

18-85          percent.

6B. At all times after 'the Additional Space B Commencement
Date, Section 36.2 OE the Lease shall be modified to provide that the Original Deraised PreILlises shall contain 31,337 square feet,

Additional Space A shall contain 12,108 square feet and Additional

Space B shall contain 63,116 square feet for a total Demised

Premises of 106,561 square feet. in addition, Tenan-tls Occupancy

Percentage for the original Demised Premises shall be 13.59
percent, Tenant's Occupancy Percentage for Additional Space A shal]L be 5.25 percent and Tenan't's Occupancy Percentage for Additional Space B shall be 27.38 percent for a total Occupancy Percentage of 46.23 percent.
         7.         The First operating Year and First Tax Year for the

Original            Demised Premises and Additional Space A shall mean the

calendar            year ending December 31, 1993.  The First Operating Year
for Additional Space B shall mean the calendar year ending December 31, 1994; the First Tax Year for Additional Space 8 shall mean the calendar year ending December 31, 1994. Sections 36.1 (3) and (4) of the Lease shall be revised to reflect the aforementioned modifications.
         B.A.  At all times  after the  Additional  Space A  Commencement  Date,
Section 43.1 of the Lease shall be modified so that Tenantfs License for Allotted Parking shall be for one hundred sixty one (161) cars, with twenty two
(22) Designated Spaces in the parking garage located beneath the Building (the "Garage").
         S.B.  At all times  after the  Additional  Space B  Commencement  Date,
Section 43.1 of the Lease shall be modified so that Tenant's License for Allotted Parking shall be for three hundred sixty four (364) cars, with fifty eight (58) Designated Spaces in the Garage. The Designated Spaces shall in no way increase Tenantfs Allotted Parking described above. All Designated Spaces shall be in a location in the Garage that is mutually agreeable to Landlord and Tenant.
         9. Tenant shall be entitled to a construction allowance for Additional Space A in the amount of $302,700.00 (the "Additional Space A Maximum Allowance") and a construction allowance for Additional Space B in the amount of $1,893,480.00 (the "'Additional Space B Maximum Allowance'#). The Additional Space A Work shall be subject to 'the outside Plan Date described in Articles 37 and 64 of the Lease; however, the Outside Plan Date shall not be applicable to the Additional Space B work ("Additional Space B Work") . Notwithstanding the foregoing, the Additional Space B Commencement Date shall be subject to the conditions enumerated in Paragraph 4 hereof. The Maximum Allowance defined in Section 64.1 of the Lease shall be modif ied to include 'the Additional space A Maximum Allowance and 'the Additional Space B Maximum Allowance described above. Except as modified herein, all of the terms and conditions of Article 64 of the Lease, including, but not limited to Project General Conditions, Prof it and Overhead, shall apply with equal force and effect to the Additional Space A Work and the Additional Space B Work.
         10. As additional consideration for Tenant entering into this First Amendment of Lease, Landlord hereby grants to Tenant a moving allowance credit for Additional Space A in the amount of $60,540.00 (the "'moving Allowance'$). Landlord-shall pay the Moving Allowance to Tenant on the Additional Space Adjustment Date (as hereinafter defined).
         13.. As additional consideration f or Tenant entering into this First Amendment of Lease, Landlord shall pay-to Tenant the sum of $57,900 on the Additional Space Adjustment Date, provided Tenant is not in def ault under any of the provisions of the Lease at such me.
         12. An of a date not later than thirty (30) days from the Additional Space A Commencement Date (the '$Additional Space A Adjustment Date"), Landlord and Tenant shall settle the total sums owing to the parties from one another with respect to Additional space A, including any work letter items for Additional Space A less than or exceeding the Additional Space A Maximum Allowance (described in Paragraph 9 above), the Moving Allowance (described in Paragraph 10 above) or 'the additional lease inducement described in Paragraph 11 above. As of a date not- later than thirty (30) days from the Additional Space B Commencement Date (the "Additional Space B Adjustment Date$'), Landlord and Tenant shall settle the total sums owing to the parties from one another with respect to Additional space B, including any work letter items for Additional Space B ]Less than or exceeding the Additional Space B Maximum Allowance (described in Paragraph 9 above). Tenant- shall have the right upon notice to Landlord to redistribute any of the af oremen'tioned allowances whether or not used for the intended purposes stated herein provided that the 'total sum does not exceed 'those amounts described herein. As of th- Additional Space A Adjustment Date and the Additional Space B Adjustment Date, the monies described herein shall be paid by 'the appropriate party -to 'the other.
         13. Subsection 48.4 (a) of the Lease is hereby deleted in its entirety and replaced with the following:
           "(a) no sublease shall violate any law ox- result in an occupancy of the Demised Premises of more than (i) four (4) occupants on the first
           (ist) floor of the Building, including the Tenant hereunder, (ii) five (5) occupants on 'the second (2nd) floor of the Building, including the Tenant hereunder, (ili) five (5) occupants on -the third (3rd) floor of the Building, including -the Tenant hereunder, and (iv) five (5) occupants on the fourth (4'th) floor of the Building, including -the Tenant hereunder, 01

  14. Section 64.4 of the Lease is hereby deleted in entirety and replace with the following:
           "64.4 Provided Tenant is not in default hereunder as of November I,, 1998, Landlord agrees -to repaint and Yecarpet 'the Denised Premises (inclusive of Additional Space A and Additional space B) with building standard materials; provided that Landlordo's cost for such repainting and reca@peting shall not exceed $454,972.50, which equates 'to five dollars ($5.00) per usable dtquare foot. In the ,event Tenant desires an upgrade of any wall or floor covering, Landlord shall grant to Tenant an allowance equal to 'the building standard materials (up to $454,972.50, which equates to $5.00 per usable square foot) and any excess will be paid by Tenant to Landlord, on demand. For the purposes hereof, building standard carpet shall be nylon broadloom carpet with a face weight of twenty six (26) ounces.11

         15. The Renewal Option described in Article 65 of the Lease shall be expanded to include the entire Demised Premises consisting Of 106,559 rentable square feet.
         16. The heading to Article 73 of the Lease and the first full paragraph of Section 73.1 of the Lease are hereby deleted in their entirety and replaced with the following:
                    1173.  RIGHT OF FIRST OFFER

           73.1 There  currently  exists four (4) units of space in the Building consisting of 26,683 square feet on the first (let) floor, 31,337 square feet an the second (2nd) floor, 30,599 square feet on the third (3rd) floor and 26,641 square feet on 'the fourth (4th) floor

           (Collectively, -the 140ption Spacell), which option Space is more particularly identified on Schedule D attached hereto and made a part hereof. After the Option Space has been initially leased, Landlord agrees that if all or any its portion of the option Space shall 'thereaf ter become available during the term of this Lease, then in any such case, subject -to the rights of Federal Insurance Company, before offering the available option Space to any other party, Landlord will off ez to Tenant- the righ-t 'to include the Option Space within the Demised Premises on the inclusion Date (hereinafter defined) upon all of the terms and conditions of this Lease, as if the option Space had been part of 'the Dem-ised Premises on the Commencement Date, except as specifically set forth hereinafter. The Inclusion Date shall be the date on which the option Space is made available for Tenant's occupancy, which shall include a reasonable period of time for the option Space to be built out for Tenant0s requirements."

         17. Tenant and Landlord each covenants, represents and warrants to the other that no real estate broker is responsible for bringing about or negotiating this First- Amendment of Lease and Tenant- and Landlord have not dealt with any broker In connection with the conallimmation of this First Amendzmen-t of Lease. In accordance with the foregoing representation, Tenant and Landlord each covenants and agrees to pay, defend, hold harmless and indemnify the o-ther and its directors, officers, partners, and 'their affiliates and/or subsidiaries from and against any and all cost, expenses, including attorney's fees (In settlement, at trial or on appeal), court costs and disbursements or liability for any commission or other compensation claimed by any broker or agent acting through or an behalf of Tenant or Landlord, as applicable with respect- to this First Amendment of Lease.
         la. Except as modified by this First Amendment of Lease, the Lease and all covenants, agreements, terms and conditions -thereof shall remain in full force and effect and are hereby in all respects -ratified and confirmed. The terms and provisions of the Lease, as modified hereby, shall govern the Tonant's occupancy and use of the Demised Premises as increased by -the Additional Space.

     19. Tenant: represents that the undersigned officer of Tenant has been duly authorized on behalf of Tenant to enter into this First Amendment of Lease in accordance with 'the terms, covenants and conditions set forth herein, and, upon Lancilord's request, Tenant shall deliver appropriate evidence of the accuracy of the foregoing representation. Landlord represents 'that the undersigned Officer of landlord has been duly authorized on behalf of Landlord to enter- into -this First Amendment of Lease in accordance with the terms, covenants and conditions set forth herein, and, upon Tanant's request, Landlord shall deliver appropriate evidence of the accuracy of the foregoing representation.
           20. The parties hereto acknowledge and agree that the rentable square footage attributable to Additional Space A and the Ground Floor B Unit are estimates and may change after Tenant's plans for -these units are completed. Although the square footage allocation may be modified, the total rentable square feet for these units (17,984 square feet) shall not change.
  Accordingly, the par-ties agree to modify the Lease, if necessary, to accommodate the aforementioned scenario.
           IN WITNESS WHEREOF, -the parties hereto have executed this First Amendment of Lease as of the day and year f irst above written.

      Signed, sealed and deli                        LANDLORD:

      IN THE  @L; '.E N C,                        --'-LTARED ASSOCIATES, L. P.
      ATTESTE                                        By: Chubb Realty, Inc.,
                                                            General Partner


                                                            BY:
              )Rob rt 6r@
                  16                              @ Robert Martie
             Assistant S cr@ary                       Vice President


                                                              TENANT:

                                             THE    PRUDENTIAL     INS     CE
                                             COMPANY OF A14BRICA


                                             By,.

 Name:         Glenda Fastez                    Name:E.MiChald Caulfield
                    (Please Print)                              (Please Print)
               Director, Office Planning
 Title:         & Leasi@ _                   Title: President, Ordinary Agencie
                    (Please Print)                             ipleass Print)

                            SECOND AMENDMENT OF LEASE

         SECOND AMENDMENT OF LEASE dated as of July 1993 between JARED ASSOCIATES, L.P., a New Jersey limited partnership, having an address c/o Bellemead Management: Ca., Ina., 4 Becker Farm Road, Roseland, New Jersey 07068 (hereinafter called "Landlord'$) and THE PRUDENTIAL INSURANCE C014PANY OF AMERICA, a New Jersey corporation having an address at Prudential Plaza, Newark, Now Jersey 07101 (hersinaf te3c called "'Tenant") .
                                           W I T N E S S E T H


         WHEREAS:
         A. Landlord and Tenant heretofore entered into a certain lease dated December 17, 1992, as amended pursuant to a certain first amendment of lease (the "First Amendment") dated April 1, 1993 (said lease, as the same may be amended from time to time, is hereinafter called the "Lease") with respect to premises on the f irst (1st) , second (2nd) , third (3rd) and fourth (4th) f loors comprising a total of 106,561 rentable square feet (the "Demised Premises") of that certain office building ("Building") known as and located at 477 Martinsville Road, Basking Ridge, New Jersey;
         B. Tenant is desirous or increasing the size of the Demised Premises by the addition of some (i) 3,402 rentable square feet on the first (ist) floor of the Building and some (ii) 1,959 rentable square feet on the first (1st) floor of the Building (collectively, the "Additional Space"') for a total Additional Space of 5,361 rentable square feet, all as illustrated on Schedule A attached hereto and made a part hereof; and

  C. The parties hereto desire to further modify the Lease in certain respects. NOW THEREFORE, in consideration of the premises and mutual covenants herinafter contained, the parties hereto modify said Lease as follows:
         1. All terms contained in this Second Amendment of Lease that are defined in the Lease or the First Amendment, shall, for the purposes hereof, have the same meaning ascribed to them in the Lease or the First Amendment, as applicable.

         2 . The Demised Premises shall be expanded to incorporate the Additional Space as of November 1, 1993, provided Landlord completes the work for the Additional Space (the "Additional Space Work) within twenty-three (23) weeks from the date that: Tenant has submitted the required drawings, layouts and specifications for the Additional Space in sufficient detail to enable Landlord to (i) prepare construction drawings and (ii) obtain a building permit for the construction of the Additional Space (the "Additional Space Commencement Date"). Any delay in the Additional space Commencement Date that is not a Tenant Delay (as defined in Article 64.2 of the Lease) shall result in an extension of the Additional Space Commencement Date for a period equal to the time frame for such delay. Furthermore, in the event the Additional Space Commencement Date occurs prior to November, 1, 1993, Tenant shall be entitled to occupy the Additional Space on a free rent basis prior to November 1, 1993. In addition to the foregoing, if the Additional space is not available for Tenants occupancy within ninety (90) days from November 1, 1993 as a result of Landlord's delays, Tenant shall receive one (1) day of free rent for the Additional Space for each day of delay to be credited to Tenant as at the Additional Space Commencement Date.
         3. If Landlord is unable -to obtain a permanent Certificate of occupancy for the Additional Space as of the Additional Space Commencement Date, Landlord shall nevertheless be required to obtain a permanent Certificate of Occupancy at a later date and deliver same to Tenant as soon as it is available from Bernards Township.
                  Tenant shall have the right to submit a thirty (30) days "Punch-list" of minor items in the Additional Space to be repaired by Landlord. Landlord agrees to complete said "punch-list" items in an expeditious-manner and if possible, within thirty (30) days of receipt of Tenan't's list.
                  As of the Additional space Commencement Date, Exhibit A (Rental Plan) to the Lease shall be Modified and expanded to include the attached Schedule A.

         4 . On or about the Additional Space Commencement Landlord shall deliver to Tenant a notice ("Commencement Notice") confirming, among other things, the revised square feet of the Demised Premises. Tenant shall acknowledge receipt of the Commencement Date Notice by signing a copy of same and returning it to Landlord within five (5) days after Tenant's receipt thereof.
         5. The Lease is hereby amended to provide that Tenant shall pay an annual Minimum Rent: as follows:
         A. For the 106,561 rentable square feet portion of the Demised Premises described in the original Lease and the First Amendment, annual rent shall continue to be payable in accordance with the terms thereof.
         B. For the Additional Space (5,361 rentable square feet), annual rent shall be as follows:
       Lease Months        Rent p/s/f      Annual                   Monthlv

             1-12             $19.50     $104,539.50                $8,711.63
            13-24              20.50      109,900.50                 9,158.38
            25-36              21.50      115,261.50                 9,605.13
            37-48              22.50      120,622.50                10,051.88
            49-60              24.50      131,344.50                10,945.38
         61-Balance of         25.50      136,705.50                11,392.13
               Term

         6. At all times after the Additional Space  Commencement  Date, Section
36.2 of the Lease shall be modified to provide that the Demised Premises shall contain an additional 5,361 square feet representing the Additional Space. In addition, Tenant's Occupancy Percentage for the Additional Space shall be 2.33 percent. At all times after the Additional Space A Commencement Date (as defined in the First Amendment), the Additional Space B Commencement Date (as defined in the First Amendment) and the Additional Space Commencement Date (defined herein), the total Demised Premises shall consist of 111,922 square feet and Tenant's total Occupancy Percentage for the entire Demised Premises shall be
48.55 percent.
         7. The First operating Year and First Tax Year for the Additional Space shall mean the calendar year ending December 31, 1994. Sections 36.1 (3) and (4) of the Lease shall be revised to reflect the aforementioned modifications

         8 . At all times after the Additional Space  Commencement Date, Section
43.1 of the Lease shall be modified so that Tenant's License for Allotted Parking shall be increased by twenty-two (22) spaces so that for all times after the Additional Space Conmencement Date, Section 43.1 of the Lease shall be modified so that Tenant's License for Allotted Parking shall be for a revised total of three hundred eighty-six (386) cars, with fifty-eight (58) Designated Spaces in the Garage.
         9. Tenant shall be entitled to a construction allowance for the Additional Space in the amount of $134,025.00 (the "Additional Space Maximum Allowance"). The Additional Space Work shall not be subject to the Outside Plan Date described in Articles 37 and 64 of the Lease; however, the Additional Space Commencement Date shall be subject to the conditions enumerated in Paragraph 2 hereof. The Maximum Allowance defined in Section 64.1 of the Lease shall be modified to include the Additional Space Maximum Allowance described above. Except as modified herein, all of the terms and conditions of Article 64 of the Lease, including, but not limited to Project General Conditions, Profit and Overhead, shall apply with equal force and effect to the Additional Space Work.
         10. As additional consideration for Tenant entering into this Second Amendment of Lease, Landlord hereby grants to Tenant a moving allowance credit for the Additional Space in the amount of $26,805.00 (the "Moving Allowance"). Landlord shall pay the Moving Allowance to Tenant an the Additional Space Adjustment Date (as hereinafter defined).
    11. As additional consideration for Tenant entering into this Second Amendment of Lease, Landlord shall pay to Tenant the sum of $25,000.00 on the Additional Space Adjustment Date, provided Tenant is not in def ault under any of the provisions of the Lease at such time.

         12. As of a date not later than thirty (30) days from theAdditional space Commencement Date (the "Additional Space Adjustment Date"), Landlord and Tenant shall settle the total sums owing to the parties from one another with respect to the additional space, including any work letter items for additional
Space less than or exceeding the Additional Space Maximum Allowance (described in Paragraph 8 above), the Moving Allowance (described in Paragraph 9 above) or the additional lease inducement described in Paragraph 10 above. As of the Additional Space Adjustment Date, ,the monies described herein shall be paid by the appropriate party to the other.
         13. Section 64.4 of the Lease is hereby deleted in its entirety and replaced with the following: "64.4 Provided Tenant is not in default hereunder as of November 1, 1998, Landlord agrees to repaint and recarpet the entire Demlsed Premises (inclusive of the Additional Space) with building standard materials provided that Landlord's cost for such repainting and recarpeting shall not exceed $477,862.50, which equates to five dollars ($5.00) per usable square foot. In the event Tenant desires an upgrade of any wall or floor covering, Landlord shall grant to Tenant an allowance equal to the building standard materials (up to $477,862.50, which equates to $5.00 per usable square foot) and any excess will be paid by Tenant to Landlord, on demand. For the purposes hereof, building standard carpet shall be nylon broadloom carpet with a face weight of twenty six (26) ounces."

         14. The Renewal Option described in Article 65 of the Lease shall be expanded to include the entire Demised Premises consisting of 111,922 rentable square feet.
         15. Tenant and Landlord each covenants, represents and warrants to the other that no real estate broker is responsible for bringing about or negotiating this second Amendment of Lease and Tenant and Landlord have not dealt with any broker in connection with the consummation of this Second Amendment of Lease. In accordance with the foregoing representation, Tenant and Landlord each covenants and agrees to pay, defend, hold harmless and indemnify the other and its directors, officers, partners, and their affiliates and/or subsidiaries from and against any and all cost, expenses, including attorney's fees (in settlement, at trial or on appeal), court costs and disbursements or liability for any commission or other compensation claimed by any broker or agent acting through or on behalf of Tenant or Landlord, as applicable with respect to this Second Amendment of Lease.
         16. Except as modified by this Second Amendment of Lease, the

Lease and all covenants, agreements terms and conditions thereof shall remain in full force and affect and are hereby in all respects ratified and confirmed. The terms and provisions of the Lease, asmodified hereby, shall govern the Tenant's ccupancy and use of the Demised Premises by the Additional Space.

         17. Tenant represents that the undersigned officer of Tenant has been duly authorized an behalf of Tenant to enter into this Second Amendment of Lease in accordance with the terms, covenants and conditions set forth herein,, and, upon Landlord's request, Tenant shall deliver appropriate evidence of the accuracy of the foregoing representation. Landlord represents that the undersigned officer of Landlord has been duly authorized on behalf of Landlord to enter into this Second Amendment of Lease in accordance with the terms, covenants and conditions set forth herein, and, upon Tenant's request, Landlord shall deliver appropriate evidence of the accuracy of the foregoing representation.
         IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment of Lease as of the day and year first above written.

Signed, sealed and delivered              LANDLORD:

IN THE PRESENCE OF OR           JARED ASSOCIATES, L.P.
ATTESTED BY                               By: Chubb Realty, Inc.,
                                                 General Partner

_________________________        By: _______________________________
Robert T. Lapidus                                   Robert Martie
Assistant: Secretary                                Vice President

                                                           TENANT:

                                               THE PRUDENTIAL INSURANCE COMPANY
                                               OF AMERICA

  _________________________        By: _______________________________
  Regina A. Sherman                                 E. Michael Caulfield
  Prudential Preferred Financial                 President
  Services                              Prudential Preferred Financial Services

                         BELLEMEAD MANAGEMENT CO., INC.
                               4 Becker Farm Road
                           Roseland, New Jersey 07068
                               Phone: (201) 7@1110

March 10, 1994                               Ed StiCkradt

CERTIPNM MAIL
             RECEIPT REQUESTED




Mr. Edward stickradt
7ne Prudential insurance Company
477 Martinsville Road
Liberty Corner, NJ

Re:      Conmencoment Date Notice Second Amendment to Lease 477 Martinsville Roa
A
                     5Lere-ey I- 112,040 total scruare feet

Dear Mr. Stickradt:

In accordance with the terms of the second Amendment of Lease dated July 8, 1993 and by mutual consent, the Lease e@sion period commenced an follows:

        3,520 square feet January 3, 1994 1,959 @are feet January 14, 1994

The termination date for each of the above-referenced premises shall be Nove@r 30, 2003, which is caterminous with the balance of the leaned premises. Landlord hereby demands possession of the Demised Premises as of November 30, 2003, subject to Tenant's exercise of its renewal rights contained in Article 65 of the Lease.

Please advise your Accounts Payable Department that the Minimum Annual Rent will be increased as follows%
                      99- ET,   PERIP-D             RENT                     Y
SENT
        3,520       01/03/94-01/31/94           $68,640.00       $ 5,453.59


     1      9     01/14/94-01/31/94          $38,200.50        $ @)., 083-86

  io6:    V61     01/01/94-01/31/94          $2,034,494.52     $16.9,541..21
 .112,    040     02/01/94-06/30/94          $2, 141,-335.02   $178,44 -
                  07/01/94-07/31/94          $2,172,672.06     $181, @6. 00-
                  08/01/94-11/30/94          $2,184,780.06     $182,065.00
                  12/01/94-01/31/95          $2,247,896.10     $187,324.68
                  02/01/95-06/30/95          $2,253,375.10     $187,781.26
                  07/01/95-07/31/9S          $2,284,712.02     $190,392.67
                  08/01/95-11/30/95          $2,296,820.02     $191,401.67
                  12/01/95-01/31/96          $2,359,935.94     $196,661.33
                  02101196-06130196          $2,365,414.94     $197,117.91

The Prudential Insurance Company
March io, i994
Page - 2 -


      07/01/96-07/31/96                  $2,396,751.98         $199,729.33
      OS/01/96-12/30/96                  $2,408,859.98         $200,738.33
      12/01/96-01/31/97                  $2,471,976.02         $205,998.00
      02/01/97-06/30/97                  $2,477,4SB.02         $206,454.59
      07/01/97-07/31/97                  $2,540,128.98         $211,677.52
      00/01/97-11/30/97                  $2,564,344.98         $213',695.42
      12/01/97-01/31/98                  $2,690,576.94         $224,214.95
      02/01/98-06/30/98                  $2,701,534.94         $225,127.91
      07/01/98-07/31/98                  $2,732,871.98         $227,739.33
      08/01/98-11/30/98                  $2,744,979.98         $228,748.33
      12/01/98-01/31/99                  $2,808,096-02         $234,008.00
      02/02/99-11/30/2003                $2,813,575.02         $234,464.5P


Except for the terms set f orth in the Second Amendment of Lease, all other tema and conditions of the Lease will remain in full force and effect.

if you are in agreement with the above, please sign and return co me the enclosed copy of this letter @hin-five (5) da of your receipt. The original should be attached-to and made part of the Lease.

Very truly yours,

BE                    CO., INC.
Aa X@agi

           Ball
           Assistant

AGREED TO AND ACCEPTED: @-PRUD

                                                         F,Vrl
DATE:                        BY: EA

                                    EXHIBIT C

                               CONSENT TO SUBLEASE

New Valley Corporation, as successor in interest to Jared Associates, L. P. ('Landlord), as Landlord under that lease dated December 17, 1992 (the 'Prime Lease") by and between Landlord and The Prudential Insurance Company of America ("Prudential' or 'Tenanf'), hereby grants and consents to the Sublease dated December 3,1996 made by and betweeen Tenant and Everest Reinsurance Company ("Everest' or "Subiessee') as Sublessee, a copy of which is attached hereto (the "Sublease"), covering certain premises (the "Subleased Premises") as more particularly described in the Sublease, in the building kown as Westgate Corporate Center at 477 Martinsville Road, Basking Ridge, New Jersey.

The capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Prime Lease. This Consent to Sublease and the acknowledgment and acceptance of the terms hereof may be executed in counterparts, each of which shall be considered an original but constituting one and the same document.

As conditions to this Consent, it is understood and agreed as follows:

I . Sublessee's rights in the event of Tenant default Landlord shall:
         (a) Concurrently with the giving to Tenant of any notice of Tenant's default pursuant to the provisions of the Prime Lease, give a duplicate of any such default notice by certified or registered mail, return receipt requested, to the Sublessee.

         (b) Permft the Sublessee, at its sole option and without any obligation on its part so to do, to cure or remedy or cause to cure or remedy any such Tenant's default within the time prescribed therefor in the Prime Lease, but in no event shall Sublessee be given less than thirty (30) days' notice and an opportunity to cure within such (30) day period. Landlord hereby agrees, in advance, that the curing or remedying thereof by the Sublessee within such time shall be deemed a curing or remedy thereof by Tenant. Landlord will accept performance by Sublessee of any covenant, obligation or agreement on Tenant's part to be performed thereunder with the same force and effect as though performed by Tenant.

         (c) Notwithstanding any provision in Article 48 of the Prime Lease or Articles 20 and 23(c) of the Sublease to the contrary, in the event Landlord shall terminate the Prime Lease with Tenant for any reason provided for under the terms of the Prime Lease or as provided by law, then the Sublessee shall have the option, to be exercised within fortyfive (45) days after receipt of notice to it from Landlord of such termination, for itself or its terms and conditions, including rentals and renewals, as the Prime Lease, the commencement date of such new lease to be the termination date of the Prime Lease, subject only to the same conditions of title as the Prime Lease is subject to on the date of the execution thereof and any liens or encumbrances or other matters caused or created by Tenant, provided that:

         (1) Sublessee shall make written request upon Landlord for such new lease within ten (IO) days after service upon it of a copy of the notice of terminabon;

         (2) Sublessee shall agree to cure with reasonable diligence all non-monetary defaults remaining uncured under the Prime Lease as of the date of execution and delivery of the new lease;

         (3) The tenant under such new lease shall have the same right, title and interest in and to the Building as Tenant had therein and thereto under the Prime Lease.


2.       Landlord Approvals

     (a) Sublessee may operate a reception/secudty desk in the lobby of the Building, at no cost to Landlord or Tenant.

(b) Sublessee shall have the right to install security cameras and equipment in and around the Subleased Premises and, subject to Landlord's approval, around common areas of the Building, which cameras and equipment shall remain the property of Sublessee.

     (c) The signage provisions of Article 72 in the Prime Lease shall apply to Sublessee. In addition, Sublessee shall be entitled to install, at its sole cost,

         (1) exterior signage, not attached to the Building, containing its name and/or corporate logo, subject to the reasonable approval of Landlord. With respect to any signage for which governmental approval is required, Landlord shall cooperate with Sublessee in seeking such approvals.

         (2) appropriate signage containing its name and corporate logo in the Building lobby, on the walls of elevator lobbies and on entrance doors to all space under sublease by Sublessee, subject to Landlord's reasonable approval of same.

3.     Specific Provisions of Prime Lease and Sublease

This Consent to Sublease does not constitute the assumption by Landlord of any of the provisions of the Sublease document or agreement thereto or therewith; nor shall the same be construed to amend the Prime Lease in any respect, any purported modifications being solely for the purpose of setting forth the rights and obligations as between Tenant and Sublessee, but not binding Landlord.


4.     Tonant's Continuing Liability

Tenant shall be liable to Landlord for any default under the Prime Lease, whether such default is caused by Tenant or Sublessee, but the foregoing shall not be deemed to restrict or diminish any right which Landlord may have against Sublessee pursuant to the Prime Lease , in law or in equity for violation of the Prime Lease or otherwise, including, without limitation, the right to enjoin or otherwise restrain any violations of the Prime Lease by Sublessee.

S.     Acceptance by Tenant and Sublessee

Tenant and  Sublessee  understand  and  acknowledge  that Landlord has agreed to
execute  this  Consent  to  Sublease   based  upon   Tenant's  and   Sublessee's
acknowledgment and acceptance of the terms and conditions hereof.

6.     Subordination

Subject to the terms of this Consent, the Sublease is, in all respects, subject and subordinate to the Prime Lease, as the same may be amended. Furthermore, in the case of any conflict between the provisions of this Consent to Sublease or the Prime Lease and the provisions of the Sublease, the provisions of this Consent to Sublease or the Prime Lease, as the case may be, shall prevail unaffected by the Sublease.

7.     Additional Charges

Notwithstanding anything to the contrary herein, Tenant acknowledges and agrees that Tenant will promptly pay to Landlord throughout the Term of the Prime Lease any Minimum Rent or Adjusted Minimum Rent owed to Landlord under the Prime
Lease, and otherwise comply with the provisions of the Prime Lease which may apply to the Subleased Premises.

8.     Services

Tenant hereby agrees that Landlord may furnish to the Subleased Premises services requested by Sublessee other than or in addition to those to be provided under the

Prime Lease, and bill the Sublessee directly for such services without notice to Tenant. Sublessee hereby agrees to pay Landlord all amounts which may become due for such services on the due dates.

S.     Notices

Landlord shall provide copies of all notices regarding the Premises to both Tenant and Sublessee, to:


                  Sublessor:

                           The Prudential Insurance Company of America
                           Two Gateway Center - 17th Floor
                           Newark, New Jersey 07102
                                     Attention:   Corporate Real Estate


                  With a copy to:

                           Enterprise Legal Services
                           The Prudential Insurance Company of America
                           Two Gateway Center - 17th Floor
                           Newark, New Jersey 07102

                   Attention:      Michael J. Hughes Assistant General Counsel



For the Sublessee:

         to the Subleased Premises
         Attention:        Robert P. Jacobson
         Senior Vice President and Chief Financial Officer




Notices to Landlord shall be sent to:

10.    Reservation of Rights

This Consent to Sublease shall be deemed limited solely to the Sublease, and Landlord reserves the right to consent or to withhold consent and all other rights under the Prime Lease with respect to any other matters including, without limitation, any proposed alterations and with respect to any further or additional subleases, assignments or transfers of the Prime Lease or any interest therein or thereto including, without limitation, a sublease or any assignment of this Sublease. Landlord shall not consent to any further modification of the Prime Lease without the prior written consent of Everest.


   Executed as of                           , 1996.


   NEW VALLEY CORPORATION                   THE PRUDENTIAL INSURANCE
   Landlord:                                COMPANY OF AMERICA
                                            Tenant:



   By:                                      By:
            its duly authorized agent

            Its:



EVEREST REINSURANCE COMPANY Sublessee:



By:


Its:

                                    EXHIBIT D

                    EARLY ACCESS AND CONSTRUCTION ACTIVITIES

This Exhibit sets out the permitted access to the Subleased Premises by the Sublessee and its contractors, together with the activities permitted as of the specified dates, the required condition of the premises and the cooperation required of the Sublessor. As used herein, the term "freight elevatoe' refers to the elevator within the Subleased Premises and "atrium elevators" refers to the two elevators which can be used to access the Subleased Premises from the atrium of the Building.

Commencing January 6,1997-.

Access

         - access to all of the Third Floor
         - access to the portion of the First Floor behind the mail room and to the left of marketing lobby (as marked on the attached floor plan)

Activities

         -movement of contractors' employees and equipment -disassembly of furniture movement of furniture to and in elevator
Condition/Cooperation
         -areas should be broom clean, with all drawers and files empty; phones, computers, copiers and any furniture owned by Sublesssor removed -one internal elevator should be padded and available exclusively to Sublessee and its contractors
                  [Except as noted herein, the internal elevator will remain padded and available for use by Sublessee and its contractors from January 6 through January 31, 1997]
         -basement storage room should be empty and available for Sublessee to use for storage -seminar room on First Floor should be empty and available for Sublessee to use for storage -Sublessor will not interrupt access to the designated space -Sublessor will not interrupt or complain about the work on the basis of noise or inconvenience

January 9, 1997:

Activities (after 4:30 p.m.)

         -movement of contractors' employees and equipment (an agreed-upon path shall be established and used for the uninterrupted access to the designated areas) -construction of demising wall separating new construction from the remainder of the First Floor

Condition/Cooperaticn

         -Sublessor will not interrupt access to the designated space -Sublessor will not interrupt or complain about the work on the basis of noise or inconvenience

January 10, 1997:

Activities

         -movement of contractors' employees and equipment -disassembly of furniture

         -Sublessor movement of people and contents  out of  Subleased  Premises
                    [During the time required for this move, Sublessor shall have designated access to the freight elevator and one of the atrium elevators]

Condition/Cooperation

         -Sublessor will not interrupt access to the designated space -Sublessor will not interrupt or complain about the work on the basis of noise or inconvenience

Commencing January 13,1997:

Activities

         -full demolition on the Third Floor -full demolition, if necessary, on the first phase on the First Floor -movement of materials in the freight elevator

Condition/Cooperation
         -the freight elevator padded and available for movement of materials

         -1 2 contiguous garage spaces adjacent to the Bellemead work room available for materials storage -Sublessor will not interrupt access to the designated space -Sublessor will not interrupt or complain about the work on the basis of noise or inconvenience

January 24, 1997:

Access

         -access by electricians in the evening to remainder of First Floor and all of Second and Fourth Floors

Activities

         -movement of materials
-disconnect all workstations requiring disassembly
Condition/Cooperation
         -all employees of Sublessor out of Subleased Premises -deactivate all card access to Subleased premises by employees of Sublessor, Chubb and Fedders -Sublessor will not interrupt access to the designated space -Sublessor will not interrupt or complain about the work on the basis of noise or inconvenience -Sublessor shall require dedicated access to freight elevator and one atrium elevator for duration of move

Commencing January 25,1997:

Activities

         -furniture installer will be on site


Condition/Cooperation

        -all floors broom swept, files cleared out, drawers emptied, phones out, computers out

As of January 27, 1997:

Condition/Cooperation

         -all remaining copiers, faxes, miscellaneous equipment belonging to Sublessor must be out of the Subleased Premises by 4:30 p.m. -Sublessor's PBX phone equipment must be out


It is agreed that Sublessor may not stop work by the Sublessee or its contractors on the grounds of noise or inconvenience. The only bases upon which Sublessor can force a suspension of work by Sublessee or its contractors are (1) that activities other than those specified above are being conducted, (2) that the activities specified above are being conducted in a location or on a date other than as specified above or (3) if the activities cause a manifest safety hazard. If the schedule of dates and activities set out above changes, Sublessee shall give Sublessor reasonable advance notice of such changes and will provide to Sublessor a revised schedule.